
                                                                    EXHIBIT 4(a)

================================================================================

                                 $385,000,000.00
                                   THREE YEAR

                                CREDIT AGREEMENT

                                   dated as of

                                November 5, 2002

                                      among

                                  CUMMINS INC.,
                            CUMMINS ENGINE CO. LTD.,
                         CUMMINS POWER GENERATION LTD.,
                          NEWAGE INTERNATIONAL LIMITED,

                  THE ELIGIBLE SUBSIDIARIES REFERRED TO HEREIN

                            The Lenders Party Hereto,

                              JPMORGAN CHASE BANK,
                  as Administrative Agent and Collateral Agent,

                               CITICORP USA, INC.,
                              as Syndication Agent,

                                       and

                              BANK OF AMERICA, N.A.
                                       and

                            THE BANK OF NOVA SCOTIA,
                           as Co-Documentation Agents.

                                   ----------

                           J.P. MORGAN SECURITIES INC.

                                       and

                           SALOMON SMITH BARNEY INC.,
                   as Joint Bookrunners and Co-Lead Arrangers

================================================================================

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                                TABLE OF CONTENTS

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                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  DEFINED TERMS................................................................................1
SECTION 1.02.  CLASSIFICATION OF LOANS AND BORROWINGS......................................................18
SECTION 1.03.  TERMS GENERALLY.............................................................................18
SECTION 1.04.  ACCOUNTING TERMS; GAAP......................................................................19

                                    ARTICLE 2
                                   THE CREDITS

SECTION 2.01.  COMMITMENTS.................................................................................19
SECTION 2.02.  LOANS AND BORROWINGS........................................................................19
SECTION 2.03.  REQUESTS FOR REVOLVING BORROWINGS...........................................................20
SECTION 2.04.  SWINGLINE LOANS.............................................................................20
SECTION 2.05.  LETTERS OF CREDIT...........................................................................22
SECTION 2.06.  FUNDING OF BORROWINGS.......................................................................26
SECTION 2.07.  INTEREST ELECTIONS..........................................................................27
SECTION 2.08.  TERMINATION AND REDUCTION OF COMMITMENTS....................................................28
SECTION 2.09.  REPAYMENT OF LOANS; EVIDENCE OF DEBT........................................................29
SECTION 2.10.  PREPAYMENT OF LOANS.........................................................................30
SECTION 2.11.  FEES........................................................................................30
SECTION 2.12.  INTEREST....................................................................................31
SECTION 2.13.  ALTERNATE RATE OF INTEREST..................................................................32
SECTION 2.14.  INCREASED COSTS.............................................................................32
SECTION 2.15.  BREAK FUNDING PAYMENTS......................................................................33
SECTION 2.16.  TAXES.......................................................................................34
SECTION 2.17.  FOREIGN SUBSIDIARY COSTS....................................................................35
SECTION 2.18.  PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.................................35
SECTION 2.19.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS..............................................37
SECTION 2.20.  CURRENCY EQUIVALENTS........................................................................38

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  ORGANIZATION; POWERS........................................................................39
SECTION 3.02.  AUTHORIZATION...............................................................................39
SECTION 3.03.  ENFORCEABILITY..............................................................................39
SECTION 3.04.  GOVERNMENTAL APPROVALS......................................................................39
SECTION 3.05.  FINANCIAL STATEMENTS........................................................................39
SECTION 3.06.  TITLE TO PROPERTIES; POSSESSION UNDER LEASES................................................40
SECTION 3.07.  SUBSIDIARIES................................................................................40
SECTION 3.08.  LITIGATION; COMPLIANCE WITH LAWS............................................................40

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SECTION 3.09.  NON-EXISTENCE OF CERTAIN TYPES OF AGREEMENTS OR OBLIGATIONS.................................40
SECTION 3.10.  FEDERAL RESERVE REGULATIONS.................................................................41
SECTION 3.11.  NO REGULATORY RESTRICTIONS ON BORROWING.....................................................41
SECTION 3.12.  TAX RETURNS.................................................................................41
SECTION 3.13.  ENVIRONMENTAL MATTERS.......................................................................41
SECTION 3.14.  ERISA.......................................................................................42
SECTION 3.15.  NO MATERIAL MISSTATEMENTS...................................................................42
SECTION 3.16.  SOLVENCY....................................................................................42

                                    ARTICLE 4
                                   CONDITIONS

SECTION 4.01.  EFFECTIVE DATE..............................................................................43
SECTION 4.02.  EACH CREDIT EVENT...........................................................................44
SECTION 4.03.  FIRST BORROWING BY EACH ELIGIBLE SUBSIDIARY.................................................44

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

SECTION 5.01.  EXISTENCE; BUSINESSES AND PROPERTIES........................................................45
SECTION 5.02.  INSURANCE...................................................................................45
SECTION 5.03.  OBLIGATIONS AND TAXES.......................................................................46
SECTION 5.04.  FINANCIAL STATEMENTS, REPORTS, ETC..........................................................46
SECTION 5.05.  LITIGATION AND OTHER NOTICES................................................................47
SECTION 5.06.  INFORMATION REGARDING COLLATERAL............................................................48
SECTION 5.07.  MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS...................................48
SECTION 5.08.  USE OF PROCEEDS AND LETTERS OF CREDIT.......................................................48
SECTION 5.09.  COMPLIANCE WITH LAWS........................................................................49
SECTION 5.10.  ADDITIONAL SUBSIDIARIES.....................................................................49
SECTION 5.11.  SECURITY DOCUMENTS; FURTHER ASSURANCES......................................................49

                                    ARTICLE 6
                               NEGATIVE COVENANTS

SECTION 6.01.  NEGATIVE PLEDGE.............................................................................50
SECTION 6.02.  SALE AND LEASE-BACK TRANSACTIONS............................................................51
SECTION 6.03.  MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS................................................51
SECTION 6.04.  OBLIGATIONS OF SUBSIDIARIES.................................................................51
SECTION 6.05.  AMENDMENTS OF CERTAIN AGREEMENTS............................................................52
SECTION 6.06.  SWAP AGREEMENTS.............................................................................52
SECTION 6.07.  RESTRICTIVE AGREEMENTS......................................................................52
SECTION 6.08.  OWNERSHIP OF SIGNIFICANT SUBSIDIARIES.......................................................52
SECTION 6.09.  FUNDAMENTAL CHANGES.........................................................................52
SECTION 6.10.  UNRESTRICTED SUBSIDIARIES...................................................................52

                                       ii
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                                    ARTICLE 7
                               FINANCIAL COVENANTS

SECTION 7.01.  NET WORTH...................................................................................53
SECTION 7.02.  LEVERAGE....................................................................................53
SECTION 7.03.  COVERAGE RATIO..............................................................................53

                                    ARTICLE 8
                                EVENTS OF DEFAULT

                                    ARTICLE 9
                                   THE AGENTS

SECTION 9.01.  APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.......................................56
SECTION 9.02.  RIGHTS AND POWERS OF ADMINISTRATIVE AGENT AS A LENDER.......................................56
SECTION 9.03.  LIMITED DUTIES AND RESPONSIBILITIES OF ADMINISTRATIVE AGENT.................................56
SECTION 9.04.  AUTHORITY OF ADMINISTRATIVE AGENT TO RELY ON CERTAIN WRITINGS, STATEMENTS AND ADVICE........57
SECTION 9.05.  SUB-AGENTS AND RELATED PARTIES..............................................................57
SECTION 9.06.  RESIGNATION; SUCCESSOR ADMINISTRATIVE AGENT.................................................57
SECTION 9.07.  CREDIT DECISIONS BY LENDERS.................................................................58
SECTION 9.08.  ADMINISTRATIVE AGENT'S FEE..................................................................58
SECTION 9.09.  OTHER AGENTS................................................................................58

                                   ARTICLE 10
             REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

SECTION 10.01. ORGANIZATION; POWERS........................................................................58
SECTION 10.02. AUTHORIZATION...............................................................................58
SECTION 10.03. ENFORCEABILITY..............................................................................58
SECTION 10.04. TAXES.......................................................................................59

                                   ARTICLE 11
                                    GUARANTY

SECTION 11.01. THE GUARANTY................................................................................59
SECTION 11.02. GUARANTY UNCONDITIONAL......................................................................59
SECTION 11.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES.................60
SECTION 11.04. WAIVER BY THE COMPANY.......................................................................60
SECTION 11.05. SUBROGATION.................................................................................60
SECTION 11.06. STAY OF ACCELERATION........................................................................60
SECTION 11.07. CONTINUING GUARANTEE........................................................................60

                                       iii
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                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.01. NOTICES.....................................................................................61
SECTION 12.02. WAIVERS; AMENDMENTS.........................................................................62
SECTION 12.03. EXPENSES; INDEMNITY; DAMAGE WAIVER..........................................................63
SECTION 12.04. SUCCESSORS AND ASSIGNS......................................................................64
SECTION 12.05. SURVIVAL....................................................................................67
SECTION 12.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS....................................................68
SECTION 12.07. SEVERABILITY................................................................................68
SECTION 12.08. RIGHT OF SET-OFF............................................................................68
SECTION 12.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS..................................68
SECTION 12.10. WAIVER OF JURY TRIAL........................................................................69
SECTION 12.11. JUDGMENT CURRENCY...........................................................................69
SECTION 12.12. HEADINGS....................................................................................70
SECTION 12.13. CONFIDENTIALITY.............................................................................70

SCHEDULES

Schedule 1.01      -  Pricing Schedule
Schedule 2.01      -  Commitments
Schedule 2.05      -  Existing Letters of Credit
Schedule 3.07      -  Subsidiaries
Schedule 3.09(c)   -  Certain Agreements
Schedule 3.09(d)   -  Priority Indebtedness
Schedule 3.09(e)   -  Existing Guarantees
Schedule 3.13      -  Disclosed Matters
Schedule 6.07      -  Existing Restrictions


EXHIBITS

Exhibit A     -  Form of Assignment and Assumption
Exhibit B-1   -  Form of Opinion of Company's External Counsel
Exhibit B-2   -  Form of Opinion of Company's Internal Counsel
Exhibit B-3   -  Form of Opinion of Original Subsidiary Borrowers' Counsel
Exhibit B-4   -  Form of Opinion of Company's Delaware Counsel
Exhibit C     -  Form of Opinion of Administrative Agent's Counsel
Exhibit D     -  Election to Participate
Exhibit E     -  Election to Terminate
Exhibit F     -  Form of Opinion of Eligible Subsidiary's Counsel
Exhibit G     -  Form of Compliance Certificate
Exhibit H     -  Security Agreement

                                       iv
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     CREDIT AGREEMENT dated as of November 5, 2002 among CUMMINS INC., CUMMINS
ENGINE CO. LTD., CUMMINS POWER GENERATION LTD., NEWAGE INTERNATIONAL LIMITED, the ELIGIBLE SUBSIDIARIES referred to herein, the LENDERS party hereto, JPMORGAN CHASE BANK, as Administrative Agent and Collateral Agent, CITICORP USA, INC., as Syndication Agent, and BANK OF AMERICA, N.A. and THE BANK OF NOVA SCOTIA, as Co-Documentation Agents.

     The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "ADDITIONAL LETTER OF CREDIT" means a letter of credit issued hereunder by the Issuing Bank on or after the Effective Date.

     "ADJUSTED LIBO RATE" means, with respect to any Euro-Currency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

     "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "AGENTS" means the Administrative Agent, the Syndication Agent, each Co-Documentation Agent and the Collateral Agent.

     "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "ALTERNATIVE CURRENCY" means Euro or Pound Sterling.

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     "ALTERNATIVE CURRENCY LOAN" means a Revolving Loan that is made in an
Alternative Currency pursuant to the applicable Borrowing Request. Any Loan made in the currency of a Participating Member State before the date on which such Participating Member State adopts the Euro as its currency (the "ENTRY DATE") and still outstanding on the Entry Date shall be prepaid on the last day of the Interest Period applicable thereto on the Entry Date.

     "ALTERNATIVE CURRENCY SUBLIMIT" means $60,000,000.

     "APPLICABLE LENDING OFFICE" means, with respect to any Lender, (a) in the case of its ABR Loans, its Domestic Lending Office, (b) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office and (c) in the case of its Swingline Loans, its Swingline Lending Office.

     "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

     "APPLICABLE RATE" means, for any day, with respect to any ABR Loan or Euro-Currency Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum for ABR Loans and Euro-Currency Loans or the Commitment Fee Rate, respectively, in each case as determined for such day in accordance with the Pricing Schedule.

     "APPROVED FUND" has the meaning assigned to such term in Section 12.04.

     "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Company.

     "ATTRIBUTABLE VALUE" of any Sale and Lease-Back Transaction means, at any time, an amount equal to the product of (a) the greater of (i) the net proceeds of the sale of the property subject thereto and (ii) the fair market value of such property at the time of such sale (as determined by the board of directors of the Company or by an independent appraiser) and (b) a fraction the numerator of which equals the number of full years in the term of the relevant lease remaining at such time and the denominator of which equals the number of full years in the term of such lease at such time, in each case computed without regard to any renewal or extension options (other than those at the option of the lessor) contained in such lease.

     "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

     "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

     "BORROWER" means the Company, any Original Subsidiary Borrower or any Eligible Subsidiary, as the context may require, and their respective successors, and "BORROWERS" means all of the foregoing. When used in relation to any Loan or Letter of Credit, references to "the Borrower" are to the particular Borrower to which such Loan is or is to be made or at whose request such Letter of Credit is or is to be issued.

     "BORROWING" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Euro-Currency Loans, denominated in the same currency and as to which a single Interest Period is in effect or
(b) a Swingline Loan.

     "BORROWING REQUEST" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

     "CAPITAL EXPENDITURES" means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company and its Subsidiaries for such period prepared in accordance with GAAP and (b) any Capital Lease Obligations incurred by the Company and its Subsidiaries during such period.

     "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "CASH COLLATERAL ACCOUNT" has the meaning specified in Section 1 of the Security Agreement.

     "CDC" means Consolidated Diesel Company, a North Carolina general partnership.

     "CHANGE IN CONTROL" means that (a) any Person or group of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding common stock of the Company or (b) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the board of directors of the Company (which, for the purpose of this definition, shall be deemed not to mean any committee of the board of directors of the Company).

     "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any Applicable Lending Office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

     "CLO" has the meaning assigned to such term in Section 12.04.

     "CO-DOCUMENTATION AGENTS" means Bank of America, N.A. and The Bank of Nova Scotia, in their capacity as co-documentation agents in respect of this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL" means any and all "Collateral" as defined in any Security Document.

     "COLLATERAL AGENT" means JPMorgan Chase Bank, in its capacity as Collateral Agent under the Security Agreement and the other Security Documents, and its successors in such capacity.

     "COLLATERAL AND GUARANTEE REQUIREMENT" means the requirement that:

     (a) the Collateral Agent shall have received from the Company and each Material Subsidiary which is neither a Foreign Subsidiary nor an Exempt SPV either (i) a duly executed and delivered counterpart of the Security Agreement or (ii) in the case of any Person which becomes a Material Subsidiary which is neither a Foreign Subsidiary nor an Exempt SPV after the Effective Date, a supplement to the Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Material Subsidiary;

     (b) all outstanding Equity Interests in any Material Subsidiary which is an Unrestricted Subsidiary owned directly by the Company or any Subsidiary Guarantor shall have been pledged pursuant to the Security Agreement (except that neither the Company nor any Subsidiary Guarantor shall be required to pledge more than 65% of the outstanding voting Equity Interests in any Foreign Subsidiary) and the Collateral Agent shall have received all certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

     (c) all outstanding Intercompany Notes held directly by the Company or any Subsidiary Guarantor shall have been pledged to the extent required pursuant to the Security Agreement and the Collateral Agent shall have received all such Intercompany Notes, together with bond powers or other instruments of transfer with respect thereto endorsed in blank;

     (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

     (e) the Company and each Subsidiary Guarantor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and

     (f) the Company and each Subsidiary Guarantor shall have taken all other action required under the Security Documents to be completed on or prior to the Effective Date to perfect, register and/or record the Liens granted by it thereunder.

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For avoidance of doubt, none of clauses (a) through (f) above shall require the creation of any mortgage, pledge, lien, security interest or encumbrance on any Principal Property (as defined in the Indenture) or on any stock or indebtedness of any Restricted Subsidiary (as such terms are used in the Indenture).

     "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate Dollar Amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $385,000,000.

     "COMMITMENT FEE RATE" means the applicable rate determined in accordance with the Pricing Schedule.

     "COMPANY" means Cummins Inc., an Indiana corporation.

     "CONSOLIDATED" means, as applied to any financial or accounting term with respect to any Person, such term determined on a consolidated basis in accordance with GAAP for such Person and all consolidated subsidiaries thereof.

     "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period and (iv) any extraordinary or non-recurring non-cash charges for such period and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period and (ii) any income of any joint venture, except to the extent that dividends or other distributions were actually paid by such joint venture to the Company and its Subsidiaries during such period, all determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INDEBTEDNESS" means the Indebtedness of the Company and its Subsidiaries, Consolidated in accordance with GAAP; PROVIDED, however, that the term "Consolidated Indebtedness" shall in any event exclude (i) Indebtedness of CDC and its subsidiaries, except to the extent that the portion thereof attributable to the Company (through the Company's interest in CDC) exceeds $100,000,000, (ii) Guarantees of the Company outstanding from time to time in an aggregate amount not to exceed $85,000,000 and (iii) any Indebtedness attributable to convertible cumulative quarterly income preferred securities issued by Cummins Capital Trust I prior to the date hereof.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Company and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, for any period, the net earnings (loss) of the Company and its Subsidiaries for such period, computed and Consolidated in accordance with GAAP.

     "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary or other entity the accounts of which would be Consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

     "CONTINUING DIRECTOR" means any member of the board of directors of the Company who is (i) a director of the Company on the date of this Agreement, (ii) nominated by the board of directors of the Company or (iii) appointed by directors so nominated.

     "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

     "CREDIT PARTY" means each Borrower and each Subsidiary Guarantor.

     "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.13.

     "DOLLARS" or "$" refers to lawful money of the United States of America.

     "DOLLAR AMOUNT" means, at any time:

               (a) with respect to any Dollar-Denominated Loan, the principal amount thereof then outstanding;

               (b) with respect to any Alternative Currency Loan, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars in accordance with Section 2.20(a); and

               (c) with respect to any Letter of Credit or LC Disbursement, (A) if denominated in Dollars, the amount thereof and (B) if denominated in an Alternative Currency, the amount thereof converted to Dollars in accordance with Section 2.20(b).

     "DOLLAR-DENOMINATED LOAN" means a Loan that is made in Dollars.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its

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Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

     "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 12.02).

     "ELECTION TO PARTICIPATE" means an Election to Participate substantially in the form of Exhibit D.

     "ELECTION TO TERMINATE" means an Election to Terminate substantially in the form of Exhibit E.

     "ELIGIBLE SUBSIDIARY" means any Wholly-Owned Consolidated Subsidiary as to which an Election to Participate shall have been delivered to the Administrative Agent and as to which an Election to Terminate with respect to such Election to Participate shall not have been delivered to the Administrative Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Wholly-Owned Consolidated Subsidiary and the Company in such number of copies as the Administrative Agent may request. If at any time a Subsidiary theretofore designated as an Eligible Subsidiary no longer qualifies as a Wholly-Owned Consolidated Subsidiary, the Company shall cause to be delivered to the Administrative Agent an Election to Terminate terminating the status of such Subsidiary as an Eligible Subsidiary. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred or the Company's guarantee thereof. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any Election to Participate or Election to Terminate.

     "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "EQUITY INTERESTS" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan,
(e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "EURO" means the single currency of the Participating Member States.

     "EURO-CURRENCY BUSINESS DAY" means a Euro Dollar Business Day; PROVIDED that (a) when used in connection with an Alternative Currency Loan or LC Exposure denominated in an Alternative Currency, the term "Euro-Currency Business Day" shall exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market and (b) when used in connection with any Loan or LC Exposure denominated in Euro, the term "Euro-Currency Business Day" shall exclude any day on which the TARGET payment system is not open for the settlement of payment in Euro.

     "EURO-CURRENCY LENDING OFFICE" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Currency Lending Office by notice to the Company and the Administrative Agent; PROVIDED that any Lender may from time to time by notice to the Borrower and the Administrative Agent designate separate Euro-Currency Lending Offices for its Loans in different currencies, in which case all references herein to the Euro-Currency Lending Office of such Lender shall be deemed to refer to any or all of such offices, as the context may require.

     "EURO-CURRENCY LOAN" means either a Euro-Dollar Loan or an Alternative Currency Loan.

     "EURO-DOLLAR", when used in reference to any Loan or Borrowing made in Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

     "EVENT OF DEFAULT" has the meaning assigned to such term in Article 8.

     "EVERGREEN LETTER OF CREDIT" means a Letter of Credit that is automatically extended unless the Issuing Bank gives notice to the beneficiary thereof stating that such Letter of Credit will not be extended.

     "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new Applicable Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a) or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

     "EXEMPT SPV" means Cummins Receivables Corp. and any other special purpose entity that is (a) created and utilized by the Company or any Subsidiary solely to effect a securitization transaction, (b) identified by the Company in written notice to the Administrative Agent as an Exempt SPV and (c) approved in writing by the Administrative Agent (such approval not to be unreasonably withheld), and their respective successors.

     "EXISTING CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of January 8, 1998, as amended, among the Company, the banks parties thereto and JPMorgan Chase Bank, formerly Morgan Guaranty Trust Company of New York, as agent, as amended to the Effective Date.

     "EXISTING LETTERS OF CREDIT" means the letters of credit issued by the Issuing Bank before the Effective Date and listed in Schedule 2.05.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Domestic Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Domestic Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or assistant treasurer.

     "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "FOREIGN SUBSIDIARY" means any Subsidiary which is a "controlled foreign corporation" within the meaning of the Code.

     "GAAP" means generally accepted accounting principles in the United States as described in Section 1.04.

     "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "GUARANTEE" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, however, that, the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person and (i) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall also include the Indebtedness of any partnership in which such Person is a general partner, except to the extent that recourse against such general partner (as a general partner) has been contractually waived or limited. Notwithstanding the foregoing, the term "Indebtedness", in respect of the Company and its Subsidiaries, shall not include (i) deferred compensation for officers and employees of the Company or any of its Subsidiaries and (ii) trade payables incurred in the ordinary course of business.

     "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

     "INDENTURE" means the indenture dated as of March 1, 1986 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank, successor by merger to The Chase Manhattan Bank (National Association)), as trustee, as amended and supplemented prior to the Effective Date.

     "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated May 2002 relating to the Company and the Transactions.

     "INTERCOMPANY NOTE" means a promissory note evidencing loans or advances made by the Company or any Subsidiary Guarantor to any Material Subsidiary that is an Unrestricted Subsidiary.

     "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

     "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Euro-Currency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Euro-Currency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

     "INTEREST PERIOD" means, with respect to any Euro-Currency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months, or (subject to the availability of matching deposits for such periods in the London interbank market) nine or twelve months thereafter, as the Borrower may elect; PROVIDED, that: (a) if any Interest Period would end on a day other than a Euro-Currency Business Day, such Interest Period shall be extended to the next succeeding Euro-Currency Business Day unless such next succeeding Euro-Currency Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day; and (b) any Interest Period pertaining to a Euro-

Currency Borrowing that commences on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Euro-Currency Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "ISSUING BANK" means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.05(j). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "LC DISBURSEMENT" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

     "LC EXPOSURE" means, at any time, the sum of (a) the aggregate Dollar Amount of the undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "LENDERS" includes the Swingline Lender.

     "LETTER OF CREDIT" means any Existing Letter of Credit or Additional Letter of Credit.

     "LIBO RATE" means, with respect to any Euro-Currency Borrowing for any Interest Period, the rate appearing on the Screen at approximately 11:00 a.m., London time, two Euro-Currency Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars or the relevant Alternative Currency with a maturity comparable to such Interest Period. In the event that such rate is not available for such currency at such time for any reason, then the "LIBO RATE" with respect to such Euro-Currency Borrowing for such Interest Period shall be the rate at which deposits of the relevant currency with a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Euro-Currency Business Days prior to the commencement of such Interest Period.

     "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LOAN DOCUMENTS" means this Agreement and the Security Documents.

     "LOANS" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company in any material respect to perform any of its obligations under the Loan Documents or (c) the rights of or benefits available to the Lenders under the Loan Documents.

     "MATERIAL SUBSIDIARY" means each Subsidiary listed on Schedule 3.07 and identified on such Schedule as a Material Subsidiary, and any other (a) Unrestricted Subsidiary with total assets of more than $25,000,000 or (b) Restricted Subsidiary with total assets of more than $100,000,000, in each case calculated as of the last day of the most recent fiscal quarter of the Company for which financial statements were delivered under Section 5.04.

     "MATURITY DATE" means November 5, 2005, or, if such day is not a Euro-Currency Business Day, the next preceding Euro-Currency Business Day.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NET WORTH" means, at any date, (a) the sum of the Company's Consolidated capital stock, additional contributed capital, earnings retained in the business and any other account (less treasury stock) which, in accordance with GAAP, constitutes Consolidated shareholders' investment (which does not include minority interests of persons other than the Company and the Subsidiaries in Subsidiaries); less (b) (i) all write-ups subsequent to September 29, 2002 in the book value of any asset owned by the Company or its Subsidiaries (other than purchase accounting adjustments in connection with assets acquired after September 29, 2002) and (ii) cash held in a sinking or other analogous fund, established for the purpose of redeeming, retiring or prepaying any capital stock; PROVIDED, however, that in determining Net Worth the effect of (x) any minimum pension liability adjustments pursuant to paragraph 37 of Statement of Financial Accounting Standards No. 87 and (y) any foreign currency translation adjustments shall be excluded.

     "ORIGINAL SUBSIDIARY BORROWER" means each of Cummins Engine Co. Ltd., a company incorporated under the laws of England and Wales in the United Kingdom, Cummins Power Generation Ltd., a company incorporated under the laws of England and Wales in the United Kingdom, and Newage International Limited, a company incorporated under the laws of England and Wales in the United Kingdom.

     "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "PARTICIPANT" has the meaning set forth in Section 12.04.

     "PARTICIPATING MEMBER STATES" means those members of the European Union from time to time which adopt a single, shared currency.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "PERFECTION CERTIFICATE" means a certificate in the form of Exhibit E to the Security Agreement or any other form approved by the Collateral Agent.

     "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "PLAN" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "POUND STERLING" means the lawful currency of the United Kingdom.

     "PRICING SCHEDULE" means Schedule 1.01.

     "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "PRIORITY INDEBTEDNESS" shall mean, at any time, without duplication, (i) the aggregate principal amount of all Indebtedness of the Company and all the Subsidiaries then outstanding which Indebtedness is secured by Liens on property and assets of the Company or any Subsidiary (other than Indebtedness secured by Liens described in paragraphs (a) through (k) of Section 6.01), (ii) the Attributable Value at such time of all Sale and Lease-Back Transactions which are restricted by Section 6.02 and (iii) the aggregate principal amount of all Indebtedness of all the Subsidiaries then outstanding (other than (x) Indebtedness hereunder, (y) Indebtedness of Subsidiaries payable to the Company or any Wholly-Owned Consolidated Subsidiary and (z) any unsecured Guarantee of Indebtedness under notes or bonds issued by the Company after the Effective Date, which Indebtedness is not prohibited hereunder, by either (A) Material Subsidiaries which are Unrestricted Subsidiaries acquired or formed after the Effective Date, or (B) Universal Silencer, Inc., or their successors; PROVIDED that the Collateral and Guarantee Requirement shall have been satisfied with respect to such Material Subsidiary on or prior to the date on which such Guarantee is given).

     "REGISTER" has the meaning set forth in Section 12.04.

     "REGULATION D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "REGULATION U" shall mean Regulation U of the Board, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "REGULATION X" shall mean Regulation X of the Board, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "REQUIRED LENDERS" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

     "RESTRICTED SUBSIDIARY" has the meaning set forth in the Indenture.

     "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding Dollar Amount of such Lender's Revolving Loans and the aggregate of its LC Exposure and Swingline Exposure at such time.

     "REVOLVING LOAN" means a Loan made pursuant to Section 2.03.

     "S&P" means Standard & Poor's.

     "SALE AND LEASE-BACK TRANSACTION" has the meaning set forth in Section
6.02.

     "SCREEN" means (a) with respect to Dollar-Denominated Loans, Telerate Page 3750 and (b) with respect to Alternative Currency Loans, the Telerate Page selected by the Administrative Agent that displays rates for interbank deposits in the appropriate Alternative Currency or, in the case of either (a) or (b), any successor or substitute Telerate Page or any successor to or substitute source for such rates, providing rate quotations comparable to those currently provided on such Telerate Page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the London interbank market.

     "SECURED GUARANTEE" has the meaning specified in Section 1 of the Security Agreement.

     "SECURED OBLIGATIONS" has the meaning specified in Section 1 of the Security Agreement.

     "SECURED PARTIES" has the meaning specified in Section 1 of the Security Agreement.

     "SECURITIZATION FINANCING" means, at any date, the aggregate amount of financing raised through securitization transactions by the Company and its Consolidated Subsidiaries and outstanding at such date to the extent the same do not give rise to Indebtedness of the Company or a Consolidated Subsidiary.

     "SECURITY AGREEMENT" means the Guarantee and Security Agreement among the Credit Parties and the Collateral Agent, substantially in the form of Exhibit H.

     "SECURITY DOCUMENTS" means the Security Agreement and each other security agreement, instrument or document executed and delivered pursuant to Section
5.10 or 5.11 to secure any of the Secured Obligations.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary (which term, as used in this definition, includes such Subsidiary's subsidiaries) which meets any of the following conditions:

     (i) the Company's and the other Subsidiaries' investments in and advances to such Subsidiary exceed 10% of the Consolidated total assets of the Company as of the end of the most recently completed fiscal year of the Company for which financial statements have been delivered pursuant to Section 5.04(a);

     (ii) the total assets (after intercompany eliminations) of such Subsidiary exceed 10% of the Consolidated total assets of the Company as of the end of the most recently completed fiscal year of the Company for which financial statements have been delivered pursuant to Section 5.04(a);

     (iii) the net sales of such Subsidiary exceed 10% of the Consolidated net sales of the Company for the most recently completed fiscal year of the Company for which financial statements have been delivered pursuant to Section 5.04(a); or

     (iv) such Subsidiary is deemed to be a Significant Subsidiary pursuant to Section 6.03(b)(i).

     "SPOT RATE" means, for any Alternative Currency on any day, the average of the Administrative Agent's spot buying and selling rates for the exchange of such Alternative Currency and Dollars as of approximately 11:00 A.M. (London time) on such day.

     "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Euro-Currency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "SUBSIDIARY" means, with respect to any Person (herein referred to as the "PARENT"), any corporation, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or (b) which is, at the time any determination is made, otherwise controlled (by contract or agreement or otherwise) by the parent or one or more subsidiaries of the parent.

     "SUBSIDIARY" means any subsidiary of the Company; PROVIDED, HOWEVER, that neither CDC nor any foreign joint venture in which the Company has the right to designate the general manager of the joint venture shall be deemed to be a subsidiary of the Company by reason solely of meeting the requirements of clause
(b) in the definition of the term "subsidiary" if, at the time of any such determination, such entity is not included as a Consolidated subsidiary in the Consolidated financial statements of the Company and its Consolidated subsidiaries.

     "SUBSIDIARY GUARANTOR" has the meaning specified in Section 1 of the Security Agreement.

     "SWAP AGREEMENT" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; PROVIDED that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

     "SWINGLINE EXPOSURE" means, at any time, the aggregate Dollar Amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

     "SWINGLINE LENDER" means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder.

     "SWINGLINE LENDING OFFICE" means, as to the Swingline Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Swingline Lending Office) or such other office as such Lender may hereafter designate as its Swingline Lending Office by notice to the Company and the Administrative Agent.

     "SWINGLINE LOAN" means a Loan made pursuant to Section 2.04.

     "SYNDICATION AGENT" means Citicorp USA, Inc., in its capacity as syndication agent in respect of this Agreement.

     "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "TRANSACTION LIENS" means Liens on Collateral granted by the Company and the Subsidiary Guarantors under the Security Documents.

     "TRANSACTIONS" means the execution, delivery and performance by the Credit Parties of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

     "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "UNITED STATES" means the United States of America, including the States thereof and the District of Columbia, but excluding its territories and possessions.

     "UNRESTRICTED SUBSIDIARY" has the meaning set forth in the Indenture.

     "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time owned by the Company or one or more Wholly-Owned Consolidated Subsidiaries.

     "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     Section 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "REVOLVING LOAN") or by Type (E.G., a "ABR LOAN") or by Class and Type (E.G., a "ABR REVOLVING LOAN"). Borrowings also may be classified and referred to by Class (E.G., a "REVOLVING BORROWING") or by Type (E.G., a "ABR BORROWING") or by Class and Type (E.G., a "ABR REVOLVING BORROWING").

     Section 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall" and the word "permit" shall be construed to have the same meaning and effect as the word "suffer". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     Section 1.04. ACCOUNTING TERMS; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; PROVIDED that, if the Company notifies the Administrative Agent that the Company wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Required Lenders.

                                    ARTICLE 2
                                   THE CREDITS

     Section 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans denominated in Dollars or in an Alternative Currency as the Borrower elects pursuant to Section 2.03 to the Borrower from time to time during the Availability Period; PROVIDED that, immediately after each such Loan is made, (x) the amount of each Lender's Revolving Credit Exposure shall not exceed such Lender's Commitment and (y) the aggregate Revolving Credit Exposure of the Lenders to all Borrowers other than the Company shall not exceed $60,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

     Section 2.02. LOANS AND BORROWINGS. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Euro-Currency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Euro-Currency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c) At the time that any Revolving Borrowing is made, such Borrowing shall be in an aggregate Dollar Amount that is not less than $10,000,000 and, in the case of a Dollar-Denominated Borrowing, an integral multiple of $1,000,000; PROVIDED that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of six Euro-Currency Borrowings outstanding.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     Section 2.03. REQUESTS FOR REVOLVING BORROWINGS. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Euro-Dollar Borrowing, not later than 11:00 a.m., New York City time, three Euro-Dollar Business Days before the date of the proposed Borrowing, (b) in the case of an Alternative Currency Borrowing, at its London office not later than 11:00 a.m. London time, three Euro-Currency Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Domestic Business Day before the date of the proposed Borrowing; PROVIDED that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the currency and the aggregate amount (in such currency) of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Domestic Business Day in the case of an ABR Revolving Borrowing and a Euro-Currency Business Day in the case of a Euro-Currency Borrowing;

          (iii) in the case of a Revolving Borrowing in Dollars, whether such Borrowing is to be an ABR Borrowing or a Euro-Dollar Borrowing;

          (iv) in the case of a Euro-Currency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Euro-Currency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     Section 2.04. SWINGLINE LOANS. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Company in Dollars from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (ii) the total Revolving Credit Exposures of all Lenders exceeding the total Commitments; PROVIDED that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

     (b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by facsimile), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Domestic Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

     (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Domestic Business Day require the Lenders to acquire participations on such Domestic Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; PROVIDED that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

     Section 2.05. LETTERS OF CREDIT. (a) EXISTING LETTERS OF CREDIT. On the Effective Date, without further action by any party hereto, the Issuing Bank shall be deemed to have granted to each Lender, and each Lender shall be deemed to have acquired from the Issuing Bank, a participation in each Existing Letter of Credit equal to such Lender's Applicable Percentage of (i) the aggregate amount available to be drawn thereunder and (ii) the aggregate unpaid amount of any outstanding reimbursement obligations in respect thereof. Such participations shall be on all the same terms and conditions as participations granted in Additional Letters of Credit under Section 2.05(e).

     (b) GENERAL. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Additional Letters of Credit denominated in Dollars or in an Alternative Currency for its own account in a form acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Additional Letter of Credit, the terms and conditions of this Agreement shall control.

     (c) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of an Additional Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of an Additional Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Euro-Currency Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the currency and amount in such currency of such Additional Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $150,000,000, (ii) the aggregate Revolving Credit Exposure of the Lenders to all Borrowers other than the Company shall not exceed $60,000,000 and (iii) the total Revolving Credit Exposures of all Lenders shall not exceed the total Commitments.

     (d) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Additional Letter of Credit or, in the case of any renewal or extension thereof, one year after such renewal or extension (or, if any such day is not a Euro-Currency Business Day, the next preceding Euro-Currency Business
Day) and (ii) the date that is five Euro-Currency Business Days prior to the

Maturity Date. The expiry date of any Letter of Credit may be extended from time to time (i) at the Borrower's request in accordance with (c) above or (ii) in the case of an Evergreen Letter of Credit, automatically, in each case so long as such extension is for a period not exceeding one year, does not extend beyond the date referred to in clause (ii) of the immediately preceding sentence and is granted (or the last day on which notice can be given to prevent such extension occurs) no earlier than three months before the then existing expiry date thereof.

     (e) PARTICIPATIONS. By the issuance of an Additional Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank in the applicable currency, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (f) REIMBURSEMENT. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the currency of such LC Disbursement (i) if such LC Disbursement shall have been denominated in Dollars, not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (x) the Domestic Business Day that the Borrower receives such notice, if such notice is received prior to 9:00 a.m., New York City time, on the day of receipt or (y) the Domestic Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt and (ii) if such LC Disbursement shall have been denominated in an Alternative Currency, not later than 12:00 noon, London time, on the Euro-Currency Business Day following the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 4:00 p.m., London time, on the date such LC Disbursement is made, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, London time, on (x) the Euro-Currency Business Day following the date that the Borrower receives such notice, if such notice is received prior to 4:00 p.m., London time, on the day of receipt or (y) the second Euro-Currency Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; PROVIDED that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with (A) in the case of LC Disbursements denominated in Dollars, an ABR Revolving Borrowing (of not less than $10,000,000) or a Swingline Loan (of not less than $500,000) in an equivalent Dollar amount and (B) in the case of LC Disbursements denominated in an Alternative Currency, a Euro-Currency Borrowing for an equivalent amount in such currency and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan or Euro-Currency Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (g) OBLIGATIONS ABSOLUTE. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (h) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

     (i) INTERIM INTEREST. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, (i) if such amount is denominated in Dollars, at the rate per annum then applicable to ABR Revolving Loans, (ii) if such amount is denominated in an Alternative Currency, at the rate per annum equal to the sum of the Applicable Rate with respect to Euro-Currency Loans plus the rate per annum at which one-day deposits in relevant currency in an amount approximately equal to such unpaid amount are offered by the principal London office of the Administrative Agent in the London Interbank market for such day; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then
Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (j) REPLACEMENT OF THE ISSUING BANK. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (k) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Domestic Business Day that the Company receives notice from the Administrative Agent on behalf of the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in its Cash Collateral Account an amount in cash in the relevant currency equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral will become effective immediately, and such deposit will become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article 8. Any amount so deposited (including any earnings thereon) will be withdrawn from the Company's Cash Collateral Account by the Collateral Agent and applied to reimburse LC Disbursements as they become due; PROVIDED that (i) if at any time all Events of Default have been cured or waived, such amount (to the extent not theretofore so applied) will be returned to the Company upon its request and
(ii) if at any time the maturity of the Loans has been accelerated, such amount (to the extent no theretofore so applied or returned) will be applied to pay the Secured Obligations as provided in Section 18 of the Security Agreement.

     Section 2.06. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof:

          (i) if such Borrowing is to be made in Dollars, not later than 12:00 Noon (New York City time), in funds immediately available in New York City, to the account of the Administrative Agent most recently designated for such purpose by notice to the Lenders; PROVIDED that Swingline Loans shall be made as provided in Section 2.04; or

          (ii) if such Borrowing is to be made in an Alternative Currency, not later than 12:00 Noon (London time), in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Administrative Agent as shall have most recently been designated by the Administrative Agent for such purpose by notice to the Lenders.

     The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; PROVIDED that Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Bank.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate (if such amount was distributed in Dollars) or the rate per annum at which one-day deposits in the relevant currency are offered by the principal London office of the Administrative Agent in the London interbank market (if such amount was distributed in an Alternative Currency).

     Section 2.07. INTEREST ELECTIONS. (a) Each Dollar-Denominated Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Euro-Dollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Euro-Dollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

     (b) To make an election pursuant to Section 2.07(a), the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Dollar-Denominated Loan of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to paragraphs (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Domestic Business Day in the case of an ABR Borrowing and a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Euro-Dollar Borrowing; and

          (iv) if the resulting Borrowing is a Euro-Dollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Euro-Dollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Euro-Dollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Euro-Dollar Borrowing and (ii) unless repaid, each Euro-Dollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     (f) Each Alternative Currency Loan shall have an initial Interest Period as specified in the applicable Borrowing Request. Thereafter, the Borrower may elect to continue such Borrowing and may elect Interest Periods therefore, by notifying the Administrative Agent of such election by telephone by the time and at the office that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting an Alternative Currency Loan to be made on the effective date of such election. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Promptly following receipt of such Interest Election Request the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing. If the Borrower fails to deliver a timely Interest Election Request with respect to an Alternative Currency Borrowing prior to the end of the Interest Period applicable thereto, or any Interest Election Request fails to specify an Interest Period, then unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected a subsequent Interest Period of one month's duration.

     Section 2.08. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

     (b) The Company may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Revolving Credit Exposures of all Lenders would exceed the total Commitments.

     (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least five Domestic Business

Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

     Section 2.09. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the date which is 15 Domestic Business Days after such Swingline Loan is made.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the currency and amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, such Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     Section 2.10. PREPAYMENT OF LOANS. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

     (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Euro-Dollar Borrowing, not later than 11:00 a.m., New York City time, three Euro-Dollar Business Days before the date of prepayment, (ii) in the case of prepayment of an Alternative Currency Borrowing, to its London office not later than 11:00 a.m. London time three Euro-Currency Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Domestic Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

     Section 2.11. FEES. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee in Dollars, which shall accrue at the Applicable Rate on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee in Dollars with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Euro-Dollar Loans on such Lender's average daily LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank a fronting fee in Dollars, which shall accrue at the rate of 0.125% per annum on the average daily LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Domestic Business Day following such last day, commencing on the first such date to occur after the Effective Date; PROVIDED that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

     Section 2.12. INTEREST. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

     (b) The Loans comprising each Euro-Currency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

     (c) The Loans comprising each Swingline Borrowing shall bear interest at the Alternative Base Rate plus the Applicable Rate, or at such other rate as shall from time to time be agreed between the Swingline Lender and the Company.

     (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

     (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Euro-Currency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate

Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) interest computed with respect to Loans denominated in Pound Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     Section 2.13. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Euro-Currency Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for deposits in the relevant currency for such Interest Period; or

     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate applicable to Euro-Currency Borrowings in the relevant currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent shall do promptly after becoming aware thereof), (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Euro-Currency Borrowing of the affected currency shall be ineffective and (ii) if any Borrowing Request requests a Euro-Currency Borrowing in the affected currency, such Borrowing shall be made as an ABR Borrowing in an equal Dollar Amount.

     Section 2.14. INCREASED COSTS.  (a) If any Change in Law shall

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or its Applicable Lending Office (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender (or its Applicable Lending Office) or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Euro-Currency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Currency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender (or its Applicable Lending Office) or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay (or will cause the relevant Borrower to pay) to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay (or will cause the relevant Borrower to pay) to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the calculation of such amount or amounts in reasonable detail shall be delivered to the Company and shall be conclusive absent manifest error. The Company or the relevant Borrower, as the case may be, shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, as the case may be; PROVIDED that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

     Section 2.15. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Euro-Currency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Euro-Currency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Euro-Currency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (d) the assignment of any Euro-Currency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars or other applicable currency of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     Section 2.16. TAXES. (a) Any and all payments by or on account of any obligation of any Borrower under the Loan Documents shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The relevant Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; PROVIDED, that the relevant Borrower shall not be obligated to indemnify the Administrative Agent, such Lender or the Issuing Bank, as the case may be, pursuant to this Section in respect of penalties, interest or similar liabilities arising therefrom or with respect thereto to the extent such penalties, interest or similar liabilities are attributable to the gross negligence or willful misconduct by the Administrative Agent, such Lender or the Issuing Bank. A certificate as to the amount of such payment or liability delivered to the relevant Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative

Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

     (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses with respect to such refund of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

     Section 2.17. FOREIGN SUBSIDIARY COSTS. If the cost to any Lender of making or maintaining any Loan to or of issuing or maintaining any Letter of Credit for the account of an Eligible Subsidiary is increased, or (except as permitted by Section 2.16), the amount of any sum received or receivable by any Lender (or its Applicable Lending Office) is reduced in each case by an amount deemed by such Lender to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States, the Company shall indemnify such Lender for such increased cost or reduction within 10 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this Section 2.17 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

     Section 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.
(a) The Borrower shall make each payment of principal of, and interest on, the Dollar-Denominated Loans, of LC Exposures denominated in Dollars and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Dollars in funds immediately available in New York City. The Borrower shall make each payment of principal of, and interest on, the Alternative Currency Loans and of LC Exposures denominated in an Alternative Currency in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency. Each such payment shall be made without reduction by reason of any set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Domestic Business Day (in the case of amounts denominated in Dollars) or Euro-Currency Business Day (in the case of amounts denominated in an Alternative Currency) for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16, 2.17 and 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Domestic Business Day (in the case of ABR Loans and LC Exposures denominated in Dollars) or a Euro-Currency Business Day (in the case of Euro-Currency Loans and LC Exposures denominated in an Alternative Currency), the date for payment shall be extended to the next succeeding Domestic Business Day (in the case of ABR Loans and LC Exposures denominated in Dollars) or Euro-Currency Business Day (in the case of Euro-Currency Loans and LC Exposures denominated an Alternative Currency), and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Company or the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that a Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at (i) the Federal Funds Effective Rate (if such distribution was made in Dollars) or (ii) the rate per annum at which one-day deposits in the relevant currency are offered by the principal London office of the Administrative Agent in the London interbank market (if such distribution was made in an Alternative Currency).

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e), 2.05(f), 2.06(b) or 2.18(d), then the
Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     Section 2.19. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.14 or 2.17, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14, 2.16 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.14 or 2.17, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Administrative

Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or the relevant Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or 2.17 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

     Section 2.20. CURRENCY EQUIVALENTS. (a) The Administrative Agent shall determine the Dollar Amount of each Alternative Currency Loan as of the first day of each Interest Period applicable thereto and, in the case of any such Interest Period of more than three months, at three-month intervals after the first day thereof, and shall promptly notify the Borrower and the Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the Spot Rate (i) on the date of the related Borrowing Request for purposes of the initial such determination for any Alternative Currency Loan and (ii) on the fourth Euro-Currency Business Day prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination.

     (b) The Administrative Agent shall determine the LC Exposure related to each Letter of Credit as of the date of issuance thereof and at three-month intervals after the date of issuance thereof. Each such determination shall be based on the Spot Rate (i) on the date of the related notice of issuance, in the case of the initial determination in respect of any Letter of Credit and (ii) on the fourth Euro-Currency Business Day prior to the date as of which such Dollar Amount is to be determined, in the case of any subsequent determination with respect to an outstanding Letter of Credit.

     (c) If after giving effect to any such determination of a Dollar Amount, the total Revolving Credit Exposures of all Lenders exceed the aggregate amount of the Commitments or the aggregate Dollar Amount of Alternative Currency Loans and LC Exposures denominated in an Alternative Currency exceeds 105% of the Alternative Currency Sublimit, the Borrowers shall within five Euro-Currency Business Days prepay outstanding Loans (as selected by the Company and notified to the Lenders through the Administrative Agent not less than three Euro-Currency Business Days prior to the date of prepayment) or take other action to the extent necessary to eliminate any such excess.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     The Company and each Original Subsidiary Borrower represents and warrants to the Administrative Agent and the Lenders that:

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

     Section 3.01. ORGANIZATION; POWERS. The Company and each Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party and under each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of any Borrower, to borrow hereunder.

     Section 3.02. AUTHORIZATION. The Transactions (a) have been duly authorized by all requisite corporate, partnership, limited liability company or analogous and, if required, stockholder, partner, member or analogous action and (b) will not (i) materially violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Company or any Subsidiary, (ii) materially violate any order of any Governmental Authority or (iii) materially violate any provision of any material indenture, agreement or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (iv) be in material conflict with, result in a material breach of or constitute (alone or with notice or lapse of time or both) a material default under any such indenture, agreement or other instrument or (v) result in the creation or imposition of any Lien (other than the Transaction Liens) upon any property or assets of the Company or any Subsidiary.

     Section 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and each Original Subsidiary Borrower and constitutes, and each other Loan Document to which any Credit Party is party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of each such Credit Party enforceable against each such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Loans and all other obligations or liabilities of the Company and each Original Subsidiary Borrower hereunder shall not be subordinated in right of payment to any other Indebtedness of the Company or such Original Subsidiary Borrower, respectively.

     Section 3.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the Transactions, except (a) such as will have been made or obtained on or before the Effective Date and thereafter will be in full force and effect and (b) filings required to be made pursuant to the Security Agreement to perfect the Transaction Liens.

     Section 3.05. FINANCIAL STATEMENTS. (a) The Company has heretofore furnished to the Lenders (i) its Consolidated statement of financial position and related Consolidated statements of earnings, cash flows and shareholders' investment as of and for the fiscal year ended December 31, 2001, audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants, (ii) its Consolidated statement of financial position and related Consolidated statements of earnings and cash flows as of and for the fiscal quarter ended June 30, 2002, certified by its chief financial officer, and (iii) the consolidating statements of financial position and related consolidating statements of earnings and cash flows of the Company and its Subsidiaries for the fiscal quarter ended June 30, 2002, certified by its chief financial officer. Such financial statements present fairly in all material respects the financial position of the Company and its Consolidated Subsidiaries as of such dates and their results of operations and cash flows for such periods. Such statements of financial position and the notes thereto disclose all material liabilities, direct or contingent, of the Company and its Consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

     (b) Since December 31, 2001, there has been no material adverse change in the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as whole.

     Section 3.06. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) The Company and each of the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.01.

     (b) The Company and each of the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. The Company and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

     Section 3.07. SUBSIDIARIES. Schedule 3.07 sets forth as of the Effective Date a list of each Subsidiary of the Company that is a Significant Subsidiary, a Material Subsidiary, an Excluded SPV or an Unrestricted Subsidiary and identifies them as such, and sets forth the percentage ownership interest of the Company and any intermediate Subsidiary therein.

     Section 3.08. LITIGATION; COMPLIANCE WITH LAWS. (a) There are not any actions, suits, proceedings, inquiries or investigations at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Company or any Original Subsidiary Borrower, threatened against or affecting the Company or any Subsidiary or any business, property or rights of any such Person
(i) which involve the Loan Documents or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (b) Neither the Company nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

     Section 3.09. NON-EXISTENCE OF CERTAIN TYPES OF AGREEMENTS OR OBLIGATIONS.
(a) As of the Effective Date, neither the Company nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (b) Neither the Company nor any of the Subsidiaries is in default in any manner under any provision of any material agreement or instrument (excluding any indenture or other agreement or instrument evidencing Indebtedness) to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

     (c) Except as set forth in Schedule 3.09(c), as of the Effective Date neither the Company nor any Subsidiary is a party to or is bound by the terms of
(i) any indenture or other agreement or instrument evidencing Indebtedness or
(ii) any certificate of designation or other certificate, agreement or instrument relating to any capital stock, in either case which contains a provision granting the holders thereof the right to require the Company or any Subsidiary to buy all or any part of such Indebtedness or capital stock (or any other provision having substantially the same effect) other than sinking fund and conversion provisions and provisions requiring repayment upon default.

     (d) Schedule 3.09(d) sets forth the total amount of each category of Priority Indebtedness (as set forth in the definition thereof) of the Company and its Subsidiaries existing as of the Effective Date.

     (e) Schedule 3.09(e) sets forth the total amount of all Guarantees by the Company and its Subsidiaries of Indebtedness (other than Indebtedness under the Loan Documents and Indebtedness of the Company or any Subsidiary owing to the Company or any Subsidiary) existing as of the Effective Date.

     Section 3.10. FEDERAL RESERVE REGULATIONS. The making of the Loans hereunder and the use of the proceeds thereof as contemplated hereby will not violate or be inconsistent with Regulation U or Regulation X.

     Section 3.11. NO REGULATORY RESTRICTIONS ON BORROWING. Neither the Company nor any Original Subsidiary Borrower is (a) an "INVESTMENT COMPANY" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a holding company as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to any other applicable regulatory scheme which restricts its ability to incur the indebtedness to be incurred hereunder.

     Section 3.12. TAX RETURNS. The Company and each Subsidiary has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except (a) taxes that are being contested in accordance with Section 5.03 or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     Section 3.13. ENVIRONMENTAL MATTERS. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries

(i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     Section 3.14. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than a material amount the fair market value of the assets of such Plan.

     Section 3.15. NO MATERIAL MISSTATEMENTS. (a) As of the Effective Date, the Information Memorandum does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not materially misleading, and (b) no other information, report, financial statement, exhibit or schedule furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or included therein or delivered pursuant thereto, when taken together with all other such information, reports, financial statements, exhibits or schedules, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading.

     Section 3.16. SOLVENCY. Immediately following the making of each Borrowing and after giving effect to the application of the proceeds of such Borrowing, the Company and its Subsidiaries on a consolidated basis will be Solvent. The Company and its Subsidiaries on a consolidated basis do not intend to, and do not believe that the Company and its Subsidiaries on a consolidated basis will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash anticipated to be received by the Company and its Subsidiaries on a consolidated basis and the timing of the amounts of cash anticipated to be payable on or in respect of the Indebtedness of the Company and its Subsidiaries on a consolidated basis. For the purpose of this Section, "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property owned by such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) such Person is able to meet its obligations as those obligations mature and (c) such Person is not engaged in business or a transaction for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                                    ARTICLE 4
                                   CONDITIONS

     Section 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

     (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

     (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Cravath, Swaine & Moore, special New York counsel for the Company, substantially in the form of Exhibit B-1, Maria M. Rose, internal counsel to the Company, substantially in the form of Exhibit B-2, Raymond S. Egres, internal counsel to the Original Subsidiary Borrowers, substantially in the form of Exhibit B-3, and Morris, James, Hitchens & Williams LLP, special Delaware counsel to the Company, substantially in the form of Exhibit B-4, in each case covering such other matters relating to the Credit Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company and each Original Subsidiary Borrower hereby requests such counsel to deliver such opinions.

     (c) The Administrative Agent shall have received an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated by the Loan Documents as the Administrative Agent may reasonably require.

     (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrowers and the Subsidiary Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrowers and the Subsidiary Guarantors, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

     (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

     (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers under the Loan Documents.

     (g) The Administrative Agent shall have received evidence reasonably satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and all accrued commitment fees under, the Existing Credit Agreement.

     (h) The Collateral and Guarantee Requirement shall have been satisfied in full and the Collateral Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer or other executive officer of the Company, together with all attachments contemplated thereby.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. The Company and the Lenders party to the Existing Credit Agreement (the "CONTINUING LENDERS") hereby agree that if, on or prior to the Effective Date, one or more Required Exiting Lenders give their written consent to the matters set forth in clauses
(i) through (iii) of this sentence, then: (i) the commitments of the banks under the Existing Credit Agreement shall terminate in their entirety immediately and automatically on the Effective Date, without further action by any party to the Existing Credit Agreement, (ii) all accrued facility fees under the Existing Credit Agreement shall be due and payable at such time and (iii) subject to
Section 2.15 of the Existing Credit Agreement, the Company may prepay any and all loans outstanding thereunder on the Effective Date and any requirement for notice of such prepayment shall be waived. For the purpose hereof "REQUIRED EXITING LENDERS" means lenders party to the Existing Credit Agreement (other than the Continuing Lenders) who, together with the Continuing Lenders, constitute "REQUIRED LENDERS" for the purpose of the Existing Credit Agreement.

     Section 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

     (a) The representations and warranties of each Credit Party set forth in each Loan Document to which it is party (other than, solely in the case of a Borrowing to be made to repay maturing commercial paper of the Company, that set forth in Section 3.05(b)) shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

     Section 4.03. FIRST BORROWING BY EACH ELIGIBLE SUBSIDIARY. The obligation of each Lender to make a Loan, and the obligation of an Issuing Bank to issue a Letter of Credit, on the occasion of the first Borrowing by or issuance of a Letter of Credit for the account of each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

     (a) Receipt by the Administrative Agent of an opinion of counsel for such Eligible Subsidiary reasonably acceptable to the Administrative Agent, substantially to the effect of

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Exhibit F hereto and covering such other matters relating to the transactions contemplated hereby as the Required Lenders may reasonably require.

     (b) Receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary and this Agreement of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that it will, and will cause each of its Subsidiaries to:

     Section 5.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) in the case of each Subsidiary that is not a Borrower to the extent that the failure to take any such action could not reasonably be expected to have a Material Adverse Effect or (ii) as otherwise expressly permitted under Section 6.03.

     (b) Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (ii) comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     Section 5.02. INSURANCE. Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

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     Section 5.03. OBLIGATIONS AND TAXES. Pay its obligations (other than
Indebtedness) promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company or such Subsidiary shall, to the extent required by GAAP applied on a consistent basis, set aside on its books adequate reserves with respect thereto.

     Section 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Company, furnish to the Administrative Agent and each Lender:

     (a) within 90 days after the end of each fiscal year, its Consolidated statement of financial position and related Consolidated statements of earnings, cash flows and shareholders' investment, showing the financial position of the Company and its Consolidated Subsidiaries as of the close of such fiscal year and their results of operations and cash flows for such year, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect except with the consent of the Required Lenders) to the effect that such Consolidated financial statements fairly present in all material respects the financial position, results of operations and cash flows of the Company on a Consolidated basis in accordance with GAAP consistently applied;

     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its Consolidated statement of financial position and related Consolidated statements of earnings and cash flows showing the financial position of the Company and its Consolidated Subsidiaries as of the close of such fiscal quarter and their results of operations for such fiscal quarter and the then elapsed portion of the fiscal year and their cash flows for the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial position, results of operations and cash flows of the Company on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

     (c)  concurrently with any delivery of financial statements under paragraph
(a) or (b) above, a corresponding consolidating statement of financial position and related consolidating statements of earnings, cash flow and shareholders' investment (which need not be audited), showing the financial position of the Company and its Subsidiaries as of the end of the corresponding period, and their results of operations and cash flows for such period, all certified by one of the Company's Financial Officers as fairly presenting the financial position, results of operations and cash flows of the Company and its Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to normal year-end adjustments;

     (d)  concurrently with any delivery of financial statements under paragraph
(a) or (b) above, a certificate, substantially in the form of Exhibit G hereto, of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Default has occurred or, if such Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail reasonably satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 7.01,
7.02 and Section 7.03;

     (e) promptly after the occurrence of any event or condition which makes the information thereon inaccurate, incomplete or untrue, an update to Schedule 3.07;

     (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of such Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

     (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may reasonably request.

Information required to be delivered pursuant to paragraphs 5.04(a), 5.04(b) or 5.04(f) above shall be deemed to have been delivered on the date on which the Company provides notice to the Lenders that such information has been posted on the Company's website on the Internet at www.cummins.com, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; PROVIDED that (i) such notice may be included in a certificate delivered pursuant to paragraph 5.04(d) and (ii) the Borrower shall deliver paper copies of the information referred to in paragraphs 5.04(a), 5.04(b) or 5.04(f) to any Lender which requests such delivery.

     Section 5.05. LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a) any Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

     (b) the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events which have occurred, could reasonably be expected to result in a Material Adverse Effect;

     (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

     (e) any change in the Company's senior unsecured debt rating from S&P or Moody's or in its corporate credit rating from S&P.

     Section 5.06. INFORMATION REGARDING COLLATERAL. (a) In the case of the Company, furnish to the Collateral Agent prompt written notice of any change in
(i) the Company's or any Subsidiary Guarantor's legal name or domicile, (ii) the Company's or any Subsidiary Guarantor's identity or corporate structure or (iii) the Company's or any Subsidiary Guarantor's Federal Taxpayer Identification Number. The Company will not, and will not permit any Subsidiary Guarantor to, effect or permit any change referred to in the preceding sentence unless all filings are made under the Uniform Commercial Code and all other actions are taken that are required in any such case within the time frame specified in the Security Agreement or (if not so specified) as required by applicable law, so that such change will not at any time adversely affect the validity, perfection or priority of any Transaction Lien on any of the Collateral. The Company will also promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

     (b) In the case of the Company, at the time annual financial statements with respect to any Fiscal Year are delivered pursuant to Section 5.04(a), deliver to the Collateral Agent a certificate of a Financial Officer of the Company (i) setting forth the information required pursuant to Sections A1 and A2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this subsection other than changes specified in such certificate and (ii) certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent required by the terms of the Security Documents to protect and perfect the Transaction Liens for a period of at least 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

     Section 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Maintain all financial records in accordance with GAAP and permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect the financial records and the properties of the Company or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Administrative Agent or any Lender to discuss the affairs, finances and condition of the Company or any Subsidiary with the officers thereof and independent accountants therefor; PROVIDED that (i) the Company or such Subsidiary may require that a representative appointed by it be present at such inspections or discussions and
(ii) the obligations of the Company and its Subsidiaries under this Section are subject to, and the Administrative Agent and any such Lender shall comply with, all applicable confidentiality restrictions.

     Section 5.08. USE OF PROCEEDS AND LETTERS OF CREDIT. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the general corporate purposes of the Company and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, (a) for any purpose that entails a violation of any of the Regulations of the Board, including Regulation T, Regulation U and Regulation X, or (b) in any hostile acquisition of another Person.

     Section 5.09. COMPLIANCE WITH LAWS. Comply with all applicable laws, statutes, rules and regulations (including all applicable Environmental Laws) and obtain, maintain and comply with, in each case in all material respects, any and all licenses, approvals, notifications, registrations or permits required by applicable laws, statutes, rules and regulations (including all applicable Environmental Laws) except to the extent that, in any such case, failure to do so could not be reasonably expected to have a Material Adverse Effect.

     Section 5.10. ADDITIONAL SUBSIDIARIES. In the case of the Company, if any additional Subsidiary is formed or acquired after the Effective Date, within ten Domestic Business Days after such Subsidiary is formed or acquired, notify the Collateral Agent thereof and, if such Subsidiary is, or an existing Subsidiary becomes, a Material Subsidiary, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Material Subsidiary, subject to the limitations set forth therein and in the Security Agreement.

     Section 5.11. SECURITY DOCUMENTS; FURTHER ASSURANCES. (a) In the case of the Company and each Subsidiary Guarantor, execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the Company's expense. The Company will, within 60 days after the Effective Date, provide to the Collateral Agent the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Credit Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) are permitted by
Section 6.01 or have been released.

     (b) In the case of the Company and each Subsidiary Guarantor, if any material assets are acquired by the Company or any Subsidiary Guarantor after the Effective Date (other than (i) assets constituting Collateral that become subject to Transaction Liens upon acquisition thereof, (ii) any Principal Property (as defined in the Indenture) or any stock or indebtedness of any Restricted Subsidiary (as such terms are used in the Indenture) or (iii) other real property which is not owned in fee), notify the Collateral Agent thereof, and, if requested by the Collateral Agent or the Required Lenders, cause such assets to be subjected to a Transaction Lien securing the Secured Obligations and take such actions, or cause such Subsidiary Guarantor to take such actions, as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such Transaction Lien, including actions described in this
Section 5.11, all at the Company's expense; PROVIDED that the Company shall not be required to take such action if doing so, in its reasonable judgment, would require equally and ratably securing the bonds issued under the Indenture.

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

                                    ARTICLE 6
                               NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that it will not, and will not cause or permit any of its Subsidiaries to:

     Section 6.01. NEGATIVE PLEDGE. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of Subsidiaries) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

     (a)  Transaction Liens;

     (b) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.03;

     (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.03;

     (d) pledges and deposits and other Liens made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

     (e) Liens (including deposits) to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature, in each case in the ordinary course of business;

     (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere materially with the ordinary conduct of business of the Company or any Subsidiary;

     (g) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Company or any Subsidiary;

     (h)  Liens (including deposits) in connection with self-insurance;

     (i) judgment or other similar Liens in connection with legal proceedings in an aggregate principal amount (net of amounts for which relevant insurance providers have delivered written acknowledgements of coverage) not to exceed $125,000,000, PROVIDED that the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings;

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

     (j) Liens arising in connection with advances or progress payments under government contracts;

     (k) Liens on assets of Subsidiaries securing Indebtedness payable to the Company or any Wholly-Owned Consolidated Subsidiary; and

     (l) Liens securing Indebtedness (other than Indebtedness described in paragraphs (a) through (k) above) to the extent and only to the extent that the aggregate amount of Priority Indebtedness shall not exceed $200,000,000 at any time.

     Section 6.02. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "SALE AND LEASE-BACK TRANSACTION"), unless, after giving effect to such Sale and Lease-Back Transaction, the aggregate amount of Priority Indebtedness shall not exceed $200,000,000, except that the Company or any Subsidiary may enter into Sale and Lease-Back Transactions without restriction if the property subject to such Sale and Lease-Back Transaction was purchased by the Company or any Subsidiary within six months of the date of such Sale and Leaseback Transaction.

     Section 6.03. MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS. In the case of the Company and any Significant Subsidiary, merge with or into or consolidate with any other Person, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), except (a) that the Company and any Significant Subsidiary may sell inventory or receivables in the ordinary course of business, (b) that if at the time thereof and immediately after giving effect thereto no Default has occurred and is continuing (i) any Significant Subsidiary which is not a Subsidiary Guarantor may merge with or into, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets to, the Company or a Wholly-Owned Consolidated Subsidiary; PROVIDED that such Wholly-Owned Consolidated Subsidiary shall thereafter be deemed a Significant Subsidiary hereunder and (ii) any Subsidiary may merge with or into, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets to the Company or any Subsidiary Guarantor and (iii) any Credit Party or any other Significant Subsidiary may merge with or into or consolidate with any other Person if the surviving corporation in such merger or consolidation shall be such Credit Party or such Significant Subsidiary; PROVIDED that in each case under clause (b) above the Company shall have delivered to the Banks a certificate of a Financial Officer of the Company and an opinion of counsel for the Company, each stating that such consolidation, merger, sale, transfer, lease or other disposition complies with this Section 6.03 and that all conditions precedent herein provided for relating to such transaction have been complied with and (c) as otherwise permitted by Section 5.01(a); and PROVIDED FURTHER that it is understood that this Section 6.03 does not place any restriction on securitization transactions which are not otherwise prohibited hereunder.

     Section 6.04. OBLIGATIONS OF SUBSIDIARIES. In the case of the Subsidiaries, incur, create, assume or permit to exist any Indebtedness if, after giving effect thereto, Priority Indebtedness would exceed $200,000,000.

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

     Section 6.05. AMENDMENTS OF CERTAIN AGREEMENTS. In any respect material and adverse to the Lenders, amend, modify, supplement or waive any of the provisions of any instrument evidencing or relating to any subordinated Indebtedness unless such amendment, modification, supplement or waiver is approved in writing by the Required Lenders.

     Section 6.06. SWAP AGREEMENTS. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

     Section 6.07. RESTRICTIVE AGREEMENTS. Directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets securing the Secured Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule
6.07 (or any extension or renewal of, or any amendment or modification to, or any other restriction or condition contained in the agreements governing future Indebtedness of the Company that is substantially identical in substance to, such restriction or condition that does not expand the scope of such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or other asset pending such sale, provided such restrictions and conditions apply only to the Subsidiary or other asset that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to assets securing any Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and
(vi) clause (b) of the foregoing shall not apply to customary restrictions contained in senior unsecured notes or bonds issued by the Company.

     Section 6.08. OWNERSHIP OF SIGNIFICANT SUBSIDIARIES. Cease to maintain at any time direct or indirect ownership of securities or other ownership interests representing not less than the greater of (a) a majority of the ordinary voting power of each Significant Subsidiary and (b) such voting power as provides effective control of the policy and direction of each Significant Subsidiary.

     Section 6.09. FUNDAMENTAL CHANGES. Engage to any material extent in any business except businesses of the types conducted by the Borrowers and their respective Subsidiaries on the date of this Agreement and businesses reasonably related thereto.

     Section 6.10. UNRESTRICTED SUBSIDIARIES. In the case of the Company, (i) permit any Unrestricted Subsidiary (or any Subsidiary formed or acquired after the Effective Date) to be designated as a Restricted Subsidiary or (ii) permit any Unrestricted Subsidiary to merge or consolidate with or into, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) to any other Subsidiary except (x) dispositions of assets in the ordinary course of business or (y) a transaction otherwise permitted hereunder in which an Unrestricted Subsidiary is the resulting, surviving or transferee entity.

                                    ARTICLE 7
                               FINANCIAL COVENANTS

     Section 7.01. NET WORTH. The Company will not permit Net Worth to be at any time less than the sum of (a) $1,150,000,000 PLUS (b) an amount equal to 25% of the sum of the amounts of Consolidated Net Income for each of the fiscal quarters commencing after September 29, 2002 to and including the most recent fiscal quarter ended prior to the date on which the calculation of Net Worth is made (without including any fiscal quarter in which such Consolidated Net Income is a negative number) plus (c) an amount equal to 75% of the amount by which Net Worth shall have been increased by any issuance of any capital stock by the Company occurring after September 29, 2002.

     Section 7.02. LEVERAGE. The Company will not permit the ratio of (a) the sum of Consolidated Indebtedness and Securitization Financing to (b) the sum of Consolidated Indebtedness, Securitization Financing and Net Worth to be at any time greater than 0.55 to 1.0.

     Section 7.03. COVERAGE RATIO. The Company will not permit the ratio of (a) Consolidated EBITDA minus Capital Expenditures to (b) Consolidated Interest Expense, for any period of four consecutive fiscal quarters ending on any date on or after the Effective Date, to be less than 1.50:1.

                                    ARTICLE 8
                                EVENTS OF DEFAULT

     If any of the following events ("EVENTS OF DEFAULT") shall occur:

     (a) any representation or warranty made, or deemed made, in or in connection with the Loan Documents or the Borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to the Loan Documents, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (b) default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or pursuant to any provision of the Loan Documents or otherwise;

     (c) default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in (b) above) due under the Loan Documents, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Domestic Business Days;

     (d) default shall be made in the due observance or performance by the Company or any Subsidiary of any covenant, condition or agreement contained in
Section 5.05(a) or Section 5.05(b), Section 5.08, Article 6 or Article 7 and such default shall continue unremedied for a period of five Domestic Business Days after the earlier of (i) a Financial Officer of the Company becoming aware thereof and (ii) notice thereof from the Administrative Agent or any Lender to the Company;

     (e) default shall be made in the due observance or performance by the Company or any Subsidiary of any covenant, condition or agreement contained in the Loan Documents (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of ten Domestic Business Days after notice thereof from the Administrative Agent or any Lender to the Company;

     (f) the Company or any Subsidiary shall (i) fail to pay any of its Indebtedness in excess of $10,000,000 in the aggregate when due and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or (ii) fail to observe or perform any term, covenant or condition on its part to be observed or performed under any agreement or instrument relating to any such Indebtedness, when required to be observed or performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or permit the acceleration of, the maturity of such Indebtedness or such Indebtedness has been accelerated and such acceleration has not been rescinded; or any amount of Indebtedness in excess of $10,000,000 shall be required to be prepaid, defeased, purchased or otherwise acquired by the Company or any Subsidiary (other than by a regularly scheduled required prepayment and other than secured Indebtedness that becomes due as a result of the voluntary transfer of assets securing such Indebtedness), prior to the stated maturity thereof;

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary, or of a substantial part of the property or assets of the Company or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary, or for a substantial part of the property or assets of the Company or any Subsidiary, or (iii) the winding-up or liquidation of the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

     (h) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any

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proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary, or for a substantial part of the property or assets of the Company or any Subsidiary,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

     (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed;

     (j)  a Change in Control shall occur;

     (k) the provisions of Article 11 shall cease to constitute valid, binding and enforceable obligations of the Company for any reason, or the Company or any Eligible Subsidiary shall have so asserted in writing;

     (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

     (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted in writing by the Company or any Subsidiary Guarantor not to be, a valid and perfected Lien on Collateral having a value of $5,000,000 or more, with the priority required by the applicable Security Document, except (i) as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or
(ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other documents delivered to it under the Security Agreement or to file continuation statements; or

     (n) any Subsidiary Guarantor's Secured Guarantee shall cease to constitute a valid and binding obligation of such Subsidiary Guarantor or any Credit Party shall so assert in writing.

then, and in every such event (other than an event with respect to any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Company, take either or both of the following actions at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of any Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding; and upon the occurrence of any event described in paragraph (g) or (h) above with respect to any Borrower, the Commitments shall automatically terminate and the principal of all Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees

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and all other liabilities of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding.

                                    ARTICLE 9
                                   THE AGENTS

     Section 9.01. APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT. Each of the Lenders and the Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent as its agent and authorizes them to take such actions on its behalf and to exercise such powers as are delegated to them by the terms of the Loan Documents (including with respect to the Collateral Agent, to sign and deliver the Security Documents), together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and the Issuing Bank hereby agrees to the restrictions set forth in Section 26 of the Security Agreement. References in this Article 9, other than Sections 9.06 and 9.08, to the Administrative Agent shall be deemed to include a reference to the Collateral Agent.

     Section 9.02. RIGHTS AND POWERS OF ADMINISTRATIVE AGENT AS A LENDER. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     Section 9.03. LIMITED DUTIES AND RESPONSIBILITIES OF ADMINISTRATIVE AGENT. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and (c) except as expressly set forth in any Loan Document, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other

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document delivered under any Loan Document or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in
Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     Section 9.04. AUTHORITY OF ADMINISTRATIVE AGENT TO RELY ON CERTAIN WRITINGS, STATEMENTS AND ADVICE. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Section 9.05. SUB-AGENTS AND RELATED PARTIES. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Section 9.06. RESIGNATION; SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

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     Section 9.07. CREDIT DECISIONS BY LENDERS. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Loan Documents, any related agreement or any document furnished hereunder or thereunder.

     Section 9.08. ADMINISTRATIVE AGENT'S FEE. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

     Section 9.09. OTHER AGENTS. Nothing in the Loan Documents shall impose on any Agent other than the Administrative Agent and the Collateral Agent, in their capacity as such Agent, any obligation or liability whatsoever.

                                   ARTICLE 10
             REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

     Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

     Section 10.01. ORGANIZATION; POWERS. Such Eligible Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority to execute, deliver and perform its obligations hereunder and under each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder and (c) is a Wholly-Owned Consolidated Subsidiary.

     Section 10.02. AUTHORIZATION. The Transactions and the execution and delivery by such Eligible Subsidiary of its Election to Participate and the performance by such Eligible Subsidiary of this Agreement, (a) have been duly authorized by all requisite corporate, partnership, limited liability company or analogous and, if required, stockholder, partner, member or analogous action and
(b) will not (i) materially violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Company or any Subsidiary, (ii) materially violate any order of any Governmental Authority or (iii) materially violate any provision of any material indenture, agreement or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (iv) be in material conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a material default under any such indenture, agreement or other instrument or (v) result in the creation or imposition of any Lien (other than the Transaction Liens) upon any property or assets of the Company or any Subsidiary.

     Section 10.03. ENFORCEABILITY. Its Election to Participate has been duly executed and delivered by such Eligible Subsidiary, and this Agreement constitutes a legal, valid and binding

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obligation of such Eligible Subsidiary enforceable against such Eligible
Subsidiary in accordance with its terms.

     Section 10.04. TAXES. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate.

                                   ARTICLE 11
                                    GUARANTY

     Section 11.01. THE GUARANTY. The Company hereby unconditionally and absolutely guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to and each obligation to reimburse any LC Disbursement incurred by each Borrower (other than the Company) pursuant to this Agreement, and the full and punctual payment of all other amounts payable by each Borrower (other than the Company) under this Agreement. Upon failure by any Borrower (other than the Company) to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

     Section 11.02. GUARANTY UNCONDITIONAL. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower, any Subsidiary Guarantor or any other Person under any Loan Document or by operation of law or otherwise;

     (b)  any modification or amendment of or supplement to any Loan Document;

     (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower, any Subsidiary Guarantor or any other Person under any Loan Document;

     (d) any change in the corporate existence, structure or ownership of any Borrower, any Subsidiary Guarantor or any other Person or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower, any Subsidiary Guarantor or any other Person or its assets or any resulting release or discharge of any obligation of any Borrower, any Subsidiary Guarantor or any other Person contained in any Loan Document;

     (e) the existence of any claim, set-off or other rights which the Company may have at any time against any Borrower, any Subsidiary Guarantor, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions; PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

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     (f)  any invalidity or unenforceability relating to or against any
Borrower, any Subsidiary Guarantor or any other Person for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal of or interest or any other amount payable by it under any Loan Document; or

     (g) any other act or omission to act or delay of any kind by any Borrower, any Subsidiary Guarantor, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder (in each case other than payment in full of the obligations guaranteed hereunder).

     Section 11.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable hereunder by the Company and each Borrower under this Agreement shall have been paid in full and all LC Disbursements shall have been reimbursed. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     Section 11.04. WAIVER BY THE COMPANY. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower or any other Person.

     Section 11.05. SUBROGATION. Upon making any payment with respect to any Borrower hereunder, the Company shall be subrogated to the rights of the payee against such Borrower with respect to such payment; PROVIDED that the Company shall not enforce any payment by way of subrogation unless all amounts of principal of and interest on the Loans to such Borrower and all other amounts payable by such Borrower under this Agreement have been paid in full.

     Section 11.06. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by any Borrower under this Agreement is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

     Section 11.07. CONTINUING GUARANTEE. The Company's Guarantee hereunder is a continuing guarantee, shall be binding on the Company and its successors and assigns, and shall be enforceable by the Lenders . If all or part of any Lender's interest in any obligation guaranteed by the Company is assigned or otherwise transferred, the transferor's rights under the Company's guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

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                                   ARTICLE 12
                                  MISCELLANEOUS

     Section 12.01. NOTICES. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

          (i) if to the Company, to it at Cummins Inc., 500 Jackson Street, Box 3005, Columbus, Indiana 47202-3005, Attention of Vice
     President-Treasurer (Facsimile No. (812) 377-3347);

          (ii) if to any other Borrower or Eligible Subsidiary, to it care of the Company;

          (iii)  if to the Administrative Agent:

                   (A) if such notice is required by the terms hereof to be given to the Administrative Agent at its London office, to J.P. Morgan Europe Limited, 125 London Wall, London EC24 5AJ, Attention of Steve Clark/Nichola Hall, (Facsimile No. 44 207 777 2360), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, Attention of Frank Giacalone (Facsimile No. 212-552-5650);

                   (B) otherwise to JPMorgan Chase Bank, 1 Chase Manhattan Plaza, New York, New York 10081, Attention of Frank Giacalone (Facsimile No. 212-552-5650);

          (iv) if to the Issuing Bank, to it at JPMorgan Chase Bank, 10420 Highland Manor Drive, Tampa, Florida 33610, Attention of Standby LC Dept. James Alonzo/Ralph Davis (Facsimile No. 813-432-5161);

          (v) if to the Swingline Lender, to it at JPMorgan Chase Bank, 1 Chase Manhattan Plaza, New York, New York 10081, Attention of Frank Giacalone (Facsimile No. 212-552-5650); and

          (vi) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; PROVIDED that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; PROVIDED that approval of such procedures may be limited to particular notices or communications.

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     (c)  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     Section 12.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower or any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) No Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into
(x) in the case of this Agreement, by the Company and the Required Lenders or
(y) in the case of any other Loan Document, by each Credit Party to be bound thereby and the Administrative Agent or the Collateral Agent, as applicable, with the consent of the Required Lenders; PROVIDED that no such agreement shall

          (i) (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (D) change
     Section 2.18(b) or Section 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (E) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (F) release the Company from its guarantee under Article 11 hereof (except as expressly permitted by Article 11) or any Subsidiary Guarantor from its Secured Guarantee (except as expressly permitted in the Security Agreement), or in either case limit its liability in respect of such guarantee or (G) release any substantial portion of the Collateral from the Transaction Liens (except as expressly provided in the Security Documents);

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          (ii)   amend, modify or otherwise affect the rights or duties of the
     Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under any Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be; or

          (iii) (A) subject any Eligible Subsidiary or Original Subsidiary Borrower to any additional obligation without the written consent of such Borrower, (B) increase the principal of or rate of interest on any outstanding Loan of any Eligible Subsidiary or Original Subsidiary Borrower without the written consent of such Borrower, (C) accelerate the stated maturity of any outstanding Loan of any Eligible Subsidiary or Original Subsidiary Borrower without the written consent of such Borrower or (D) change this PROVISO (iii) without the prior written consent of each Eligible Subsidiary and each Original Subsidiary Borrower.

     Section 12.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) The Company shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on

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contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

     (d) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable promptly after written demand therefor.

     Section 12.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                   (A) the Company; PROVIDED that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved

          Fund (as defined below) or, if an Event of Default under paragraph
          (b), (c), (g) or (h) of Article 8 has occurred and is continuing, any other assignee; and

                   (B) the Administrative Agent; PROVIDED that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

          (ii) Assignments shall be subject to the following additional conditions:

                   (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Company and the Administrative Agent otherwise consent; PROVIDED that no such consent of the Company shall be required if an Event of Default under paragraph (b), (c), (g) or
          (h) of Article 8 has occurred and is continuing;

                   (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                   (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

                   (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

                   (E) in the case of an assignment to a CLO (as defined below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, PROVIDED that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in paragraph (i) of the first proviso to Section 12.02(b) that affects such CLO.

                 For the purposes of this Section 12.04(b), the terms "APPROVED FUND" and "CLO" have the following meanings:

                 "APPROVED FUND" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                 "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.17 and 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this
     Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and each Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c) (i) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it);

PROVIDED that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) each Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in paragraph (i) of the first proviso to Section 12.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, PROVIDED such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     Section 12.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Company and any Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 2.17 and 12.03 and
Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     Section 12.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 12.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     Section 12.08. RIGHT OF SET-OFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     Section 12.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment arising out of or relating to any Loan Document, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.

Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against any Borrower or Subsidiary Guarantor or its properties in the courts of any jurisdiction.

     (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     Section 12.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 12.11. JUDGMENT CURRENCY. If, under any applicable law and whether pursuant to a judgment being made or registered against any Borrower or for any other reason, any payment under or in connection with any Loan Document is made or satisfied in a currency (the "OTHER CURRENCY") other than that in which the relevant payment is due (the "REQUIRED CURRENCY") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "Payee") to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of any Loan Document, such Borrower shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

     Section 12.12. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 12.13. CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over it, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "INFORMATION" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      CUMMINS INC.


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:


                                      CUMMINS ENGINE CO. LTD.


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:


                                      CUMMINS POWER GENERATION LTD.


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:


                                      NEWAGE INTERNATIONAL LIMITED


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:

                                      JPMORGAN CHASE BANK

                                      as Administrative Agent, Collateral Agent,
                                      Swingline Lender, Issuing Bank and Lender


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:


                                      CITICORP USA, INC.

                                      as Syndication Agent and Lender


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:


                                      BANK OF AMERICA, N.A.

                                      as Co-Documentation Agent and Lender


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:


                                      THE BANK OF NOVA SCOTIA

                                      as Co-Documentation Agent and Lender


                                      By:
                                         -----------------------------
                                          Name:
                                          Title:

                                      LENDERS:

                                      THE ROYAL BANK OF SCOTLAND plc.


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:


                                      THE BANK OF NEW YORK


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:


                                      BANK OF TOKYO-MITSUBISHI LTD.


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:


                                      THE NORTHERN TRUST COMPANY


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:


                                      EXPORT DEVELOPMENT CANADA


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:

                                                                   SCHEDULE 1.01

                                PRICING SCHEDULE

     The Applicable Rate means, for any day with respect to any ABR Loan or any Euro-Currency Loan or with respect to the commitment fees payable hereunder, the rate set forth below in the row opposite the term "ABR SPREAD," "EURO-CURRENCY SPREAD" and "COMMITMENT FEE RATE," respectively, and in the column corresponding to the "PRICING LEVEL" that applies on such day:

                                              Level I     Level II    Level III    Level IV     Level V   Level VI
------------------------------------------------------------------------------------------------------------------
Commitment Fee Rate                            0.175%      0.225%       0.25%        0.35%       0.40%      0.50%

Euro-Currency Spread

   Utilization LESS THAN OR EQUAL TO 33.3%     0.875%       1.25%      1.375%        1.75%       2.00%     2.375%
   Utilization GREATER THAN 33.3%               1.00%      1.375%       1.50%       1.875%      2.125%      2.50%

ABR Spread

   Utilization LESS THAN OR EQUAL TO 33.3%      0.00%       0.25%      0.375%        0.75%       1.00%     1.375%
   Utilization GREATER THAN  33.3%              0.00%      0.375%       0.50%       0.875%      1.125%      1.50%

     For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:

     "LEVEL I PRICING" applies at any date if, at such date, the Company's senior unsecured long-term debt is rated (x) BBB or higher by S&P and Baa3 or higher by Moody's or (y) BBB- or higher by S&P and Baa2 or higher by Moody's.

     "LEVEL II PRICING" applies at any date if, at such date, the Company's senior unsecured long-term debt is rated BBB- by S&P and Baa3 by Moody's.

     "LEVEL III PRICING" applies at any date if, at such date, the Company's senior unsecured long-term debt is (x) rated BBB- or higher by S&P and Ba1 by Moody's or (y) BB+ by S&P and Baa3 or higher by Moody's.

     "LEVEL IV PRICING" applies at any date if, at such date, the Company's senior unsecured long-term debt is rated BB+ by S&P and Ba1 by Moody's.

     "LEVEL V PRICING" applies at any date if, at such date, the Company's senior unsecured long-term debt is rated BB or higher by S&P and Ba2 or higher by Moody's and none of Levels I through IV applies.

     "LEVEL VI PRICING" applies at any date if, at such date, no other Pricing Level applies.

     "PRICING LEVEL" refers to the determination of which of Level I, Level II, Level III, Level IV, Level V or Level VI Pricing applies at any date.

     "UTILIZATION" means, on any day, a fraction expressed as a percentage, (i) the numerator of which is the total Revolving Credit Exposures of all Lenders on such day, after giving effect to any borrowing or payment on such day, and (ii) the denominator of which is the aggregate amount of the Commitments on such day, after giving effect to any reduction of the Commitments on such day.

     The credit ratings to be utilized for purposes of this Schedule are those assigned by S&P or Moody's to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. Notwithstanding the definition of Level V Pricing above, if the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent shall negotiate in good faith to amend this Pricing Schedule to reflect such changed rating system or the nonavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Pricing Level shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                                                                   SCHEDULE 2.01

                                   COMMITMENTS

                                                                     Percentage
                                                                      of Total
                                                 Commitment          Commitment
                                              ----------------       ----------
JPMorgan Chase Bank                           $  70,000,000.00            18%
Citicorp USA, Inc.                            $  70,000,000.00            18%
Bank of America, N.A.                         $  55,000,000.00            14%
The Bank of Nova Scotia                       $  45,000,000.00            11%
The Royal Bank of Scotland plc.               $  35,000,000.00             9%
The Bank of New York                          $  35,000,000.00             9%
Bank of Tokyo-Mitsubishi Ltd.                 $  25,000,000.00             6%
The Northern Trust Company                    $  25,000,000.00             6%
Export Development Canada                     $  25,000,000.00             6%
                                              ----------------           ---
              Total                           $ 385,000,000.00           100%
                                              ----------------           ---

                                                                   SCHEDULE 2.05

                         CUMMINS INC. LETTERS OF CREDIT
                                As of 10/29/2002

                                                                                                    EXPIRATION
        ISSUING BANK                  APPLICANT           L/C NUMBER   CURRENCY     VALUE - USD        DATE
---------------------------   ------------------------   ------------  --------   ---------------   ----------
JP Morgan Chase - US          Cummins Inc                  P213038        USD     $    981,000.00     May-03
JP Morgan Chase - US          Cummins Inc                  P215972        USD     $     37,942.00     Jul-03
JP Morgan Chase - US          Cummins Inc                  P216733        USD     $  1,775,000.00     Aug-03
JP Morgan Chase - US          Cummins Inc                  P217656        USD     $  1,000,000.00     Sep-03
JP Morgan Chase - US          COER                         P217658        CAD     $     47,377.50     Sep-03
JP Morgan Chase - US          Cummins Inc                  P225526        USD     $    487,700.00     May-03
JP Morgan Chase - US          Cummins Inc                  P226733        USD     $ 15,903,885.17     Jun-03
JP Morgan Chase - US          Cummins Inc                  P226734        USD     $ 15,903,885.17     Jun-03
JP Morgan Chase - US          Cummins Inc                  P287904        USD     $  3,660,000.00     May-03
JP Morgan Chase - US          Cummins Inc                  P296091        USD     $     23,670.00     Dec-03
JP Morgan Chase - US          Cummins Inc                  P399334        USD     $  1,500,000.00     Jul-03
JP Morgan Chase - US          Cummins Inc                  P854309        USD     $     13,250.00     Nov-02
JP Morgan Chase - US          Onan International Ltd       P854311        USD     $      5,950.00     Feb-02
JP Morgan Chase - US          Cummins Engine Co Ltd        P854312        USD     $     20,735.00     Jul-02
JP Morgan Chase - US          Cummins Inc                  P854315        USD     $    375,436.00     Feb-03
JP Morgan Chase - US          Cummins Inc                  P854317        USD     $  5,436,708.00     Apr-03
JP Morgan Chase - US          Cummins Inc                  P854318        USD     $  1,874,400.00     Apr-03
                                                                                  ---------------
                                                                                  $ 49,046,938.84

JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL00/600989     USD     $    201,760.00     Sep-02
JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL00/600990     USD     $     67,874.90     Sep-06
JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL00/600996     USD     $    101,492.00     Oct-02
JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL00/601010     USD     $      2,226.00     Oct-02
JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL00/601028     USD     $     10,056.00     Jun-03
JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL00/601039     GBP     $  5,810,625.00     Dec-02
JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL01/601186     USD     $     77,300.00     Jul-03
JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL01/601208     GBP     $    108,311.60     Aug-03
JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL01/601209     GBP     $     42,611.25     Dec-02
JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL01/601228     EUR     $      7,460.73     May-05
JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL01/601346     USD     $     79,133.00     Aug-02
JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL01/601353     USD     $     24,761.00     Jun-03
JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL01/601355     USD     $     13,696.46     Sep-02
JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL98/600352     EUR     $    856,331.09     Nov-02
JP Morgan Chase - UK          Cummins Engine Co Ltd      PNL99/600668     USD     $     37,564.96     Sep-02
                                                                                  ---------------
                                                                                  $  7,441,203.99

JP Morgan Chase - UK          Cummins PowerGen Ltd       PNL00/600887     USD     $    500,000.00     Jun-06
JP Morgan Chase - UK          Cummins PowerGen Ltd       PNL01/601064     EUR     $     53,819.44     Jan-04
JP Morgan Chase - UK          Cummins PowerGen Ltd       PNL98/600394     GBP     $     10,381.65     Jan-03
JP Morgan Chase - UK          Cummins PowerGen Ltd       PNL99/600579     GBP     $     10,536.60     Oct-02
JP Morgan Chase - UK          Cummins PowerGen Ltd       PNL99/600615     GBP     $      8,932.40     Sep-05
                                                                                  ---------------
                                                                                  $    583,670.09

JP Morgan Chase - UK          Newage International Ltd   PNL01/601155     EUR     $  3,244,588.74     Aug-05
                                                                                  ---------------
                                                                                  $  3,244,588.74

JP Morgan Chase - Singapore   Cummins Inc                                 USD     $     12,402.00
                                                                                  ---------------
                                                                                  $     12,402.00

TOTAL                                                                             $ 60,328,803.66
                                                                                  ===============

Exchange Rates
--------------
     USD              1.0000
     CAD              0.6317
     EUR              0.9793
     GBP              1.5495

                                                                   SCHEDULE 3.07

                                  SUBSIDIARIES
                       (Including Percentage of Ownership)

                                          RESTRICTED/
DOMESTIC ENTITIES                        UNRESTRICTED         OWNED BY (PERCENTAGE)                      COMMENTS
--------------------------------------   ------------   ---------------------------------   ----------------------------------
14-15 Corporation                              R        Cummins Inc. (100%)
A.F. Shane, Inc.                               R        Onan Inc. (100%)
Atlas Crankshaft Corp.                         R        14-15 Corporation (100%)
Cal Disposition, Inc.                         UR        Cummins Inc. (100%)
Cummins Americas, Inc.                        UR        Cummins Inc. (100%)
Cummins Corporation                           UR        Cummins Inc. (100%)
Cummins Diesel Sales Corporation               R        Cummins Inc. (100%)
Cummins Engine Holding Co., Inc.              UR        Cummins Inc. (100%)
Cummins Engine IP, Inc.                        R        Cummins Inc. (100%)                 Material Subsidiary
Cummins Engine Venture Corporation            UR        Cummins Inc. (100%)
Cummins Filtration IP, Inc.                    R        Kuss Corporation (52%)              Material Subsidiary
                                                        Fleetguard, Inc. (48%)
Cummins Financial, Inc.                        R        Cummins Inc. (100%)
Cummins Funding Corporation                    R        Cummins Inc. (100%)
Cummins Intellectual Property, Inc.            R        Cummins Inc. (100%)                 Material Subsidiary
Cummins International Finance Corp.            R        Cummins Inc. (100%)
Cummins Military Systems Company              UR        Cummins Inc. (100%)
Cummins Natural Gas Engines, Inc.              R        Cummins Inc. (100%)
Cummins Power Generation, Inc.                 R        Cummins Inc. (100%)
Cummins PowerGen IP, Inc.                      R        Onan Corporation (100%)             Material Subsidiary
Cummins Receivables Corp.                     UR        Cummins Inc. (100%)                 Material Subsidiary and Exempt SPV
Cummins Venture Corporation                   UR        Cummins Inc. (100%)
Cummins-Scania High Pressure                   R        Cummins Inc. (70%)
Injection, LLC
Dieselcomp, Inc.                               R        Cummins Inc. (100%)
Fleetguard, Inc.                               R        Cummins Inc. (100%)                 Material & Significant Sub
Fleetguard International Corp.                 R        Fleetguard, Inc. (100%)
HPI Company                                    R        Cummins Inc. (100%)
Kuss Corporation                               R        Fleetguard, Inc. (100%)
Lubricant Consultants, Inc.                             Fleetguard, Inc. (100%)
Newage Ltd.                                    R        Newage International Ltd. (100%)
NWMW, Inc.                                     R        Cummins Inc. (100%)
Ona Corporation                                R        Onan Corporation (100%)
Onan Corporation                               R        Cummins Inc. (100%)                 Material Subsidiary & Significant
                                                                                            Subsidiary
Onan Foreign Holdings, Ltd.                    R        Onan Inc. (100%)
Universal Silencer, Inc.                      UR        Cummins Inc. (100%)                 Material Subsidiary

                                          RESTRICTED/
INTERNATIONAL ENTITIES                   UNRESTRICTED         OWNED BY (PERCENTAGE)                      COMMENTS
--------------------------------------   ------------   ---------------------------------   ----------------------------------
Auto Diesel Power Plant Ltd.                   R        Cummins Power Generation Ltd.
                                                        (100%)
CBM Technologies Pty. Ltd.                    UR        Cummins Engine Company Pty. Ltd.
                                                        (100%)
CECO Diesel                                   UR        No. 379 Taurus Ventures Ltd.
                                                        (90%)
                                                        Northwest Dieselguard Ltd. (10%)
Cummins Auto Services Ltd.                    UR        Cummins Diesel Sales & Service
                                                        (India) Ltd. (100%)
Cummins Brasil Ltda.                           R        Cummins International Finance
                                                        Corp. (100%)
Cummins Comercializadora S. de R.L.            R        Emprasas Cummins S.A. de C.V.
  de C.V.                                               (100%)
Cummins de Centro America Ltda.               UR        Cummins Americas, Inc. (98%)
Cummins Diesel Botswana Ltd.                  UR        Cummins Diesel of South Africa
                                                        (Pty.) Ltd. (100%)
Cummins Diesel Deutschland GmbH               UR        Cummins Diesel Sales Corp. (100%)
Cummins Diesel FZE                            UR        Cummins Engine Company Ltd.
                                                        (100%)
Cummins Diesel International Limited           R        Cummins International Finance
                                                        Corporation (100%)
Cummins Diesel Italia S.P.A.                  UR        Cummins Diesel Sales Corp. (100%)
Cummins Diesel Japan Ltd.                     UR        Cummins Inc. (100%)
Cummins Diesel Limited                        UR        No. 379 Taurus Ventures Ltd.
                                                        (100%)
Cummins Diesel N.V.                           UR        Cummins Diesel Sales Corp. (100%)
Cummins Diesel of Canada Limited               R        Cummins Inc. (100%)
Cummins Diesel Sales and Service               R        Cummins India Ltd. (100%)
  (India) Ltd.
Cummins Diesel Sales and Service              UR        Cummins Korea Ltd. (100%)
  (Korea) Ltd.
Cummins Diesel of South Africa (Pty.)         UR        Cummins International Finance
  Ltd.                                                  Corporation (100%)
Cummins Distributor Belgium S.A. N.V.         UR        Cummins Diesel N.V. (100%)

                                          RESTRICTED/
INTERNATIONAL ENTITIES                   UNRESTRICTED         OWNED BY (PERCENTAGE)                      COMMENTS
--------------------------------------   ------------   ---------------------------------   ----------------------------------
Cummins Eastern Canada Inc.                    R        Cummins International Finance
                                                        Corporation (100%)
Cummins Engine (Beijing) Co., Ltd.            UR        Cummins Engine (China)
                                                        Investment Co. Ltd. (100%)
Cummins Engine (China) Investment Co.         UR        Cummins Inc. (100%)                 Material Subsidiary
  Ltd.
Cummins Engine Company Limited (NZ)           UR        Cummins Engine Company Pty. Ltd.
                                                        (100%)
Cummins Engine Company Limited (UK)            R        Cummins U.K. Ltd. (100%)
Cummins Engine Company Pty. Limited           UR        Cummins Inc. (100%)                 Material Subsidiary
Cummins Engine Shanghai Services and          UR        Cummins Engine (China)
Trading Co. Ltd.                                        Investment Co. Ltd. (100%)
Cummins Engine (Singapore) Pte. Ltd.          UR        Cummins Diesel Sales Corp. (100%)
Cummins Hong Kong Ltd.                        UR        Cummins International Finance
                                                        Corp. (100%)
Cummins India Holdings Ltd.                   UR        Cummins Inc. (100%)
Cummins India Ltd.                             R        Cummins Inc. (51%)
Cummins Infotech Ltd.                         UR        Cummins Inc. (88%)
                                                        Cummins India Ltd. (12%)
Cummins Korea Ltd.                            UR        Cummins International Finance
                                                        Corp. (100%)
Cummins Mexicana S.A. de C.V.                  R        Cummins Inc. (100%)
Cummins Power Generation Australia             R        Cummins Engine Company Pty. Ltd.
  Pty. Ltd.                                             (100%)
Cummins Power Generation Ltd.                  R        Power Group International Ltd.
                                                        (100%)
Cummins Power Generation Mali S.A.            UR        Cummins Power Generation Ltd.
                                                        (100%)
Cummins Power Generation (S) Pte. Ltd.         R        PGI (Overseas Holdings) B.V.
                                                        (100%)
Cummins Power Rent Comercio, Locacao,         UR        Cummins Brasil Ltda. (60%)
  Ltd.
Cummins Power Rent (SEA) Pte. Ltd.            UR        Cummins International Finance
                                                        Corp. (100%)
Cummins Power Service and Parts               UR        Cummins Hong Kong Ltd. (53%)
Corporation
Cummins Power Solutions Ltd.                  UR        Cummins India Ltd. (100%)
Cummins S. de R.L. de C.V.                     R        Emprasas Cummins S.A. de C.V.
                                                        (100%)
Cummins Sales & Service Philippines,          UR        Cummins Inc. (100%)
  Inc.
Cummins Ten Holdings Ltd.                     UR        No. 379 Taurus Ventures Ltd.
                                                        (100%)

                                          RESTRICTED/
INTERNATIONAL ENTITIES                   UNRESTRICTED         OWNED BY (PERCENTAGE)                      COMMENTS
--------------------------------------   ------------   ---------------------------------   ----------------------------------
Cummins U.K. Limited                           R        Cummins International Finance
                                                        Corp. (88%)
                                                        Onan Foreign Holdings, Ltd. (12%)
Cummins Xiangfan Machining Co. Ltd.           UR        Cummins Inc. (100%)
Cummins Zimbabwe Pvt. Ltd.                    UR        Cummins Inc. (90%)
Diesel Recon de Mexico, S.A. de C.V.          UR        Cummins Inc. (100%)
Distribuidora Cummins Ltda.                   UR        Cummins Inc. (100%)
  (Argentina)
Distribuidora Cummins Sao Paulo Ltda.         UR        Cummins Brasil Ltda. (100%)
Empresas Cummins S.A. de C.V.                  R        Cummins Inc. (100%)
Fleetguard Korea Ltd.                         UR        Fleetguard, Inc. (100%)
Fleetguard Nelson Brasil Comercial            UR        Fleetguard, Inc. (90%)
  Ltda.                                                 Cummins Brasil, Ltda. (10%)
Fleetguard Nelson Mexico S. de R.L.           UR        Fleetguard, Inc. (100%)
  de C.V.
Fleetguard SARL                                R        Fleetguard International Corp.
                                                        (100%)
FLNL Servicios S. de R.L. de C.V.             UR        Fleetguard, Inc. (100%)
Holset Engineering Company Ltd.                R        Cummins Engine Company Ltd.
                                                        (U.K.) (100%)
Industria e Comercio Cummins Ltda.             R        Cummins International Finance
                                                        Corp. (99.5%)
Markon Engineering Company Ltd.                R        Newage International Ltd. (100%)
Nelson Burgess Ltd.                           UR        Fleetguard, Inc. (100%)
Nelson Engine Systems India Private           UR        Fleetguard, Inc. (50%)
  Ltd.                                                  Cummins India Ltd. (50%)
Nelson Export Sales Corp.                     UR        Fleetguard, Inc. (100%)
Nelson Industries Europe GmbH                 UR        Fleetguard, Inc. (100%)
Nelson Muffler Canada, Inc.                   UR        Fleetguard, Inc. (100%)
Newage Asia Pacific Pte. Ltd.                  R        Newage International Ltd. (100%)
Newage Engineers GmbH                          R        Newage International Ltd. (100%)
Newage Engineers Pty. Ltd.                     R        Newage International Ltd. (100%)
Newage International Ltd.                      R        Cummins U.K. Ltd. (100%)
Newage Italia S.R.L.                           R        Newage International Ltd. (100%)

                                          RESTRICTED/
INTERNATIONAL ENTITIES                   UNRESTRICTED         OWNED BY (PERCENTAGE)                      COMMENTS
--------------------------------------   ------------   ---------------------------------   ----------------------------------
Newage Ltd. (U.K.)                             R        Newage International Ltd. (100%)
Newage Machine Tools Ltd.                      R        Newage International Ltd. (100%)
Newage Norge A/S                               R        Newage International Ltd. (100%)
No. 379 Taurus Ventures Ltd.                  UR        Cummins International Finance
                                                        Corp. (100%)
Northwest Dieselguard, Ltd.                   UR        Cummins Diesel Ltd. (100%)
Onan International Limited                     R        Onan Corporation (100%)
Petbow Asia Pacific Pty. Ltd.                 UR        Cummins Engine Company Pty. Ltd.
                                                        (100%)
Petbow Limited                                 R        Cummins Power Generation Ltd.
                                                        (100%)
PGI (UK Holdings) Limited                      R        Power Group International Ltd.
                                                        (100%)
Power Group International Limited              R        Cummins U.K. Ltd. (100%)
Power Group International (Overseas            R        Power Group International Ltd.
  Holdings) Ltd.                                        (100%)
Power Systems India Ltd.                       R        Cummins Diesel Sales & Service
                                                        (India) Ltd. (88%)
                                                        Cummins India Ltd. (12%)
P.T. Newage Engineers Indonesia                R        Newage International Ltd. (97%)
Shanghai Fleetguard International             UR        Cummins Engine (China)
  Trading Co.                                           Investment Co. Ltd. (100%)
Shenzhen Chongfa Cummins Co. Ltd.             UR        Cummins Hong Kong Ltd. (75%)
Stamford Iberica S.A.                          R        Newage International Ltd. (100%)
Stamford Mexico, S. de R.L. de C.V.           UR        Cummins International Finance
                                                        Corp. (50%)
                                                        Emprasas Cummins S.A. de C.V.
                                                        (50%)
Swagman Australia Pty. Ltd.                   UR        Cummins Engine Co. Pty. Ltd.
                                                        (100%)
Turbo Europa BV                               UR        Cummins Hong Kong Ltd. (100%)
Wuxi Holset Engineering Co. Limited            R        Cummins Engine (China)
                                                        Investment Co. Ltd. (55%)
Wuxi Newage Alternators Ltd.                   R        Cummins Engine (China)
                                                        Investment Co. Ltd. (100%)

                                                               SCHEDULE 3.09 (c)

                               CERTAIN AGREEMENTS

     The Company's Key Employee Stock Investment Plan under which the Company must repurchase its common stock from the employees.

     The Amended and Restated Credit Agreement dated as of January 8, 1998, as amended, among the Company, the banks parties thereto and JPMorgan Chase Bank, formerly Morgan Guaranty Trust Company of New York.

     The Indenture dated as of March 1, 1986 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank, successor by merger to The Chase Manhattan Bank (National Association)), as trustee.

                                                               SCHEDULE 3.09 (d)

                                  CUMMINS INC.
                              PRIORITY INDEBTEDNESS

                                                                          September 29, 2002
S.T. NOTES PAYABLE
     Cummins Eng Co Ltd                                                       12,064,492
     Cummins Brasil S.A.                                                       3,395,825
     Dicumar                                                                      18,098
                                                                             -----------
         Sub-Total                                                            15,478,415
                                                                             -----------
BANK OVERDRAFTS PAYABLE
     Cum Eng (Singapore) Pte Ltd                                                   3,962
     Fleetguard Singapore                                                          4,307
     Cum Aus Pty Ltd                                                           3,325,501
     Fleetguard Korea Ltd                                                         32,157
     Cummins Beljing Distributor                                                 241,604
     WUXI Holset                                                               3,020,000
     CDS&S Ltd Korea                                                             208,912
     Cum Shanghai Trd & Services                                               3,208,000
     Sal Paulo Distributor                                                       181,095
     Cum Powerent Commer Ltda                                                    300,154
                                                                             -----------
         Sub-Total                                                            28,004,107
                                                                             -----------
CURRENT MATURITIES - LT DEBT
     CDS&S - India                                                                10,589
     Cummins India Ltd                                                           388,058
     Cummins Diesel NV                                                         1,500,000
     Fleetguard SNC                                                             (335,893)
     CD Belgium                                                                   24,415
     Cap Less - Darlington
      - Cummins India Ltd                                                         14,260
      - Cum Aust Pty                                                             513,218
      - Cummins Power Gen Ltd                                                      1,496
      - FG SNC                                                                   196,724
                                                                             -----------
         Sub-Total                                                             2,312,887
                                                                             -----------
LONG TERM DEBT
     Cummins India Ltd                                                           669,681
     Fleetguard SNC                                                              335,891
     CD Belgium                                                                  276,795
     Cap Less - Daventry
      - CDA Australia                                                          1,491,300
      - FG SNC                                                                 1,242,537
                                                                             -----------
         Sub-Total                                                             4,236,204
                                                                             -----------
GRAND TOTAL DEBT                                                              32,563,198
                                                                             -----------
SALE & LEASEBACK
     Sale of Equipment                                                         4,753,047
     Sale of Equipment (APEX)                                                116,847,826
     Sale of Equipment (2Co planes)                                           16,283,806
                                                                             -----------
         Total Sale & Leaseback                                              137,884,679
                                                                             -----------
TOTAL PRIORITY DEBT                                                          170,437,877

LIMITATION                                                                   200,000,000
                                                                             -----------
Excess over (under) limit                                                     29,562,123
                                                                             -----------

                                                                SCHEDULE 3.09(e)

                               EXISTING GUARANTEES

    Name                                Description                                SEPTEMBER 29, 2002
                                                                                   ------------------
GUARANTEES OF DEBT OF NON-CONSOLIDATED DEBT:

Columbus         Bond pymt for Columbus Inn                                                 1,966,289
Columbus         49% guarantee of Valvoline Cummins payables to Mobil max
                     of 1 mil Ashland has 51%                                                 490,000
Columbus         Independent Distributor Debt (w/recourse)
                 Case Credit recourse marine engine program                                 1,657,282
                 Cummins Distributors - US                                                 35,916,000
                 Cummins Distributors - Canada                                             15,578,718
                                                                                           ----------

                 TOTAL GUARANTEES                                                          55,608,289
                                                                                           ==========

                                                                   SCHEDULE 3.13

                                DISCLOSED MATTERS

None.

                                                                   SCHEDULE 6.07

                              EXISTING RESTRICTIONS

1. Indenture, dated as of March 1, 1986, between Cummins Engine Company, Inc. and The Chase Manhattan Bank (National Association) as Trustee, as supplemented by a First Supplemental Indenture, dated as of September 15, 1989.

2. Receivables Purchase Agreement, dated as of December 15, 2000, as amended, among Cummins Receivables Corp., as seller, Cummins Inc. (formerly know as Cummins Engine Company, Inc.), as servicer, and Corporate Asset Funding Company, Inc., and CIESCO, L.P., as conduit purchasers, the financial institutions from time to time party thereto, as committed purchasers, and Citicorp North America, Inc., as agent.

3. Sale and Contribution Agreement, dated as of December 15, 2000, between Cummins Inc. (formerly know as Cummins Engine Company, Inc.), as seller, and Cummins Receivables Corp., as buyer (including the Form of Subordinated Revolving Note attached thereto as Exhibit A).